UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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EVOFEM BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022
Notice of Annual Meeting of Stockholders and Proxy Statement Wednesday, May 4, 2022 8:00 a.m. Pacific Daylight Time

Science with a Soul®
Evofem Biosciences is developing and commercializing innovative products to address significant unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from chlamydia and gonorrhea.

Our Mission is to improve the quality of lives of women worldwide by delivering innovative solutions that provide them with more control over their sexual and reproductive health.

Letter to Our Stockholders

To My Fellow Stockholders:
2021 marked a year of accelerating growth for Evofem Biosciences and Phexxi® (lactic acid, citric acid and potassium bitartrate) – the first and only FDA-approved, on demand, hormone-free contraceptive for women. It was not a layup. We launched Phexxi in a tough environment and in 2021 navigated ongoing, ever-changing COVID restrictions. It was difficult for many companies, including Evofem, but we persevered and delivered results on all fronts.We successfully increased awareness and usage among consumers, notably thorough our DTC marketing campaign featuring our Phexxi celebrity ambassador Annie Murphy, and education efforts focused on prescribers were equally well received. These accomplishments enabled us to achieve growth quarter-over-quarter and year-over-year.
Phexxi demand reached a record high in the fourth quarter of 2021, with nearly 40,000 boxes dispensed. This reflects the hard work of our sales organization and the impact of our innovative marketing campaigns which, coupled with gross-to-net improvement, drove a 109% increase in net product sales over the previous quarter. Simultaneously, we reduced our quarterly net cash burn rate by more than $15 million to $16.8 million in Q4 2021. Evofem has taken that momentum into 2022.
We expect Phexxi will be more accessible to women as a result of guidance issued in early 2022 by the Health Resources and Services Administration and the U.S. Departments of Health, Labor and the Treasury on contraceptive access. These guidelines instruct most health insurance companies to provide unobstructed coverage, at no out-of-pocket costs to women, for FDA-approved prescription contraceptive products like Phexxi. These updated guidelines, coupled with our ongoing educational efforts focused on prescribers and consumers, equip us with a multi-pronged approach to building value for shareholders and increasing access to Phexxi for women.

“More than 55,000 women made the Phexxi choice in 2021, a clear sign that women want access to non-hormonal contraception.”
In the first quarter of 2022, we completed enrollment in our registrational Phase 3 clinical trial, EVOGUARD, which is evaluating Phexxi for the prevention of chlamydia and gonorrhea. We achieved this milestone ahead of schedule and with more participants than called for in the study protocol due to strong interest in the trial and high screening levels. We eagerly await top-line data from this trial in the second half of this year, which we believe will pave the way for expansion of the Phexxi label and significantly increase the addressable market opportunity.
Last month, the FDA designated Phexxi a “Qualified Infectious Disease Product” for the prevention of urogenital chlamydia infection in women, providing an additional five years of marketing exclusivity following FDA approval for this potential new indication. It was granted QIDP designation for gonorrhea in 2017 and also has Fast Track Designation for both indications, allowing for a six-month review of our regulatory submission for chlamydia and gonorrhea, as opposed to the standard ten-month review period.
2022 is our year. We have an exceptional team working hard and smart to capitalize on our momentum and continue driving growth through a three-pronged strategy.
1.We are increasing our focus on prescribers and shifting the dialogue to focus on the fact that Phexxi is proven to prevent pregnancies without hormones. In addition to our clinical trial results, we are emphasizing that with Phexxi 99% of pregnancies were prevented per-act-of-intercourse with typical use. This is a post hoc analysis of the registrational AMPOWER trial, where Phexxi demonstrated 86% efficacy with typical use and 93% efficacy when used as directed.
2.We are vigilantly targeting women aged 18 to 25 to increase usage in this younger demographic and further expand our consumer base.
3.We are advancing our STI prevention program to the finish line. The unmet need for preventing chlamydia and gonorrhea and systemic cost of these STIs is staggering, particularly because chlamydia is the number one cause of infertility in the U.S. While we complete EVOGUARD and advance toward our planned FDA submission in early 2023, we will begin preparing the market for these highly anticipated new indications for Phexxi.
We are focused on delivering long-term value for shareholders and access to Phexxi for the women and their healthcare providers who are embracing Phexxi for hormone-free birth control. Thank you for your continued support. We look forward to seeing you at the annual meeting.
Sincerely,

www.evofem.com	3

Notice of 2022 Annual Meeting of Stockholders

Date and Time Wednesday, May 4, 2022 8:00 a.m. Pacific Daylight Time	Location 12400 High Bluff Drive, Suite 600, San Diego, California 92130	Who Can Vote Record owners of Evofem Biosciences, Inc. common stock and our Series C Preferred Stock at the close of business on March 28, 2022

Voting Items

Proposals	Board Vote Recommendation	For Further Details

1.To elect two directors to serve three-year terms expiring 2025	“FOR” each director nominee	Page 14

2.To approve, on a non-binding advisory basis, the compensation of our named executive officers	“FOR”	Page 36

3.To amend the Certificate of Incorporation of Evofem Biosciences, Inc. to effect a reverse stock split of common stock at a ratio between 1-for-[x] and1-for-[x] and to reduce the number of authorized shares of common stock from 500,000,000 shares to [____________] shares.
	“FOR”	Page 52

4.To ratify the appointment of Deloitte & Touche LLP as Evofem Biosciences, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022	“FOR”	Page 59

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the proxy materials and submit your proxy via the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our corporate offices located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130.
Due to the public health impact of the novel coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders, employees and communities, attendees will be required to wear a self-provided mask while on the premises and required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises. Further, as a result of changing public health and travel guidance due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the annual meeting. If we take this step, we will announce any changes in advance in a press release available on our website www.evofem.com and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.
Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy.
BY ORDER OF THE BOARD OF DIRECTORS

Alexander A. Fitzpatrick
Secretary

4	Evofem Biosciences, Inc. | 2022 Proxy Statement

Notice of 2022 Annual Meeting of Stockholders
Special Note About Forward-Looking Statements
This proxy statement includes statements regarding future plans, expectations, beliefs, intentions and prospects that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. The words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this proxy statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of our Forms 10-K and 10-Q. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this proxy statement, except as required by law.

www.evofem.com	5

6	Evofem Biosciences, Inc. | 2022 Proxy Statement

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)
PROXY STATEMENT FOR EVOFEM BIOSCIENCES, INC. 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2022
This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of Evofem Biosciences, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:00 a.m., Pacific Daylight Time, on Wednesday, May 4, 2022 at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room (the Annual Meeting).
Due to the public health impact of the novel coronavirus (COVID-19) pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, attendees will be required to wear a self-provided mask while on the premises, and required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises. Further, as a result of changing public health and travel guidance due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. If we take this step, we will announce any changes in advance in a press release available on our website www.evofem.com and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.
In this proxy statement, we refer to Evofem Biosciences, Inc. as “Evofem,” “Private Evofem”, “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our Board for use at the Annual Meeting.
On or about March 30, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders.

How to Vote

Internet https://www.proxyvote.com	Telephone 1-800-690-6903	Mail Return the enclosed proxy card (signed and dated)	In Person Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room

www.evofem.com	7

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 4, 2022. This proxy statement and our 2021 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery. Additionally, you can find a copy of our 2021 Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission at www.sec. gov, or in the “SEC Filings” section of the “Investors” section of our website at www.evofem.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, for the fiscal year ended December 31, 2021, free of charge from us by sending a written request to: Alexander A. Fitzpatrick, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130. Exhibits will be provided upon written request and payment of an appropriate processing fee.

8	Evofem Biosciences, Inc. | 2022 Proxy Statement

About Evofem
Evofem’s sole purpose is to improve the quality of lives of women worldwide by providing them with more control over their sexual and reproductive health. We are passionately committed to responding to women’s critical concerns, serving markets with significant unmet needs and finding faster ways to serve those who desire a better choice.

Always Evolving.	Overcoming Limitations.	Defying Boundaries.
Empowering the Lives of Women Worldwide.

Our Product and Pipeline
FDA-approved Phexxi® (lactic acid, citric acid and potassium bitartrate) vaginal gel is the first and only hormone-free, on-demand, prescription contraception that a woman can control.
Fulfilling a critical unmet need in the contraceptive space, Phexxi provides an FDA-approved localized option designed for women to use at their discretion 0-60 minutes prior to each act of intercourse.
Because Phexxi is a non-hormonal birth control, it is not associated with side effects like depression, mood swings and irritability. Taking hormones may not be right for some women, especially for those with certain medical conditions including clotting disorders and most cancers, limiting their birth control options.
Phexxi provides a hormone-free contraceptive option for women who cannot or do not want to use a hormonal contraceptive as their birth control method. Phexxi is the hormone-free birth control women have been waiting for.

phexxi®

(lactic acid, citric acid, and potassium bitartrate) Vaginal Gel 1.8%, 1%, 0.4%

Phexxi® – the First and Only Hormone-Free, On-Demand Prescription Contraceptive Vaginal Gel

Proven Safe and Effective
Phexxi is proven to prevent pregnancies without hormones. It is 93% effective at preventing pregnancy when used as directed by a healthcare provider, and 86% effective with typical use; typical use includes women who may not have correctly followed the Instructions for Use during the registrational AMPOWER trial.

Phexxi was 99% effective per-act-of-intercourse with typical use per a post hoc analysis, based on 101 pregnancies (n=1182) over 24,289 acts of intercourse. The per-act-of-intercourse pregnancy risk was .415%

Accelerating Growth
2021 marked the first full year of Phexxi sales following our U.S. commercial launch in September 2020. Growth accelerated throughout the year, driven by increasing awareness of and demand for Phexxi among consumers and prescribers. More than 55,000 women made the Phexxi choice in 2021, including 22,659 women who started Phexxi in the fourth quarter.
Fourth quarter net product sales more than doubled to $3.6 million, driven by a 73% increase in Phexxi units shipped. 39,121 boxes of Phexxi were dispensed in the fourth quarter of 2021, an increase of 81%. 32,386 Phexxi total prescriptions were filled, and 22,659 new patients started Phexxi in the fourth quarter of 2021, up 69% and 56%, respectively, from Q3. This growth reveals that women are increasingly discovering they now have a non-hormonal, on-demand contraceptive choice – and Evofem expects this trend to continue.

www.evofem.com	9

About Evofem

Phexxi units dispensed increased	Net product sales increased	Reduced net cash burn by
81%	109%	$15.2M
in Q4 vs. Q3 2021	in Q4 vs. Q3 2021	in Q4 vs. Q3 2021

Prescriptions and Dispensed Units	Phexxi Net Product Sales

Source: XPO Dispensed Units & TRx from Pharmacy (including Knipper), 340b/VA data from Chargeback data from Cardinal 3PL, ~500 units/Rx from Carepoint Pharmacy
In Development
Evofem is developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. We are in the final phase of developing Phexxi for two potential new indications, and have two additional product candidates in our pipeline:
1.Assumes favorable outcomes of EVOGUARD
These product candidates have not been approved for marketing by the U.S. Food and Drug Administration or any other regulatory agency.

10	Evofem Biosciences, Inc. | 2022 Proxy Statement

About Evofem
Phexxi for the Prevention of Urogenital Chlamydia and Gonorrhea in Women There are currently no marketed or FDA-approved drugs for the prevention of chlamydia and gonorrhea. Chlamydia and gonorrhea are the two most frequently reported bacterial sexually transmitted infections (STIs) in the United States, and the Centers for Disease Control and Prevention (CDC) states that any sexually active woman is at risk.
The CDC estimates that 4 million new cases of chlamydia occurred in 2018, resulting in a direct medical cost of almost $700 million, and 1.6 million new cases of gonorrhea. However, because many infections are asymptomatic, reported cases only capture a fraction of the true burden. Additionally, untreated chlamydia is the primary cause of infertility in women. We are currently completing the EVOGUARD registrational Phase 3 clinical trial to assess the safety and efficacy of Phexxi for the prevention of Chlamydia trachomatis and Neisseria gonorrhea infections in women. The anticipated timeline is as follows:
1.Assumes favorable outcomes of EVOGUARD
2.Assumes FDA approval for these investigational indications
EVOGUARD builds on the positive results of a double-blinded, placebo-controlled, multi-center Phase 2B/3 clinical trial, which met its primary and secondary efficacy endpoints with statistically significant reductions in the risk of chlamydia and gonorrhea infections
The FDA has granted Fast Track designations to EVO100 (the investigational name for Phexxi) for both indications. Fast Track is designed to expedite the review of new therapies to treat serious conditions and fill unmet medical needs.
EVO100 is designated a Qualified Infectious Disease Product (QIDP) by the FDA for the prevention of urogenital chlamydia infection in women and the prevention of urogenital gonorrhea infection in women, which allows for an additional five years of marketing exclusivity.
EVO200 for the Prevention of Recurrent Bacterial Vaginosis (BV)
BV is an infection caused by an imbalance of bacteria in the vagina and is the most common vaginal infection in women ages 15-44. Because the etiology and pathogenesis of BV are not completely understood, treatment for BV is not always effective, resulting in high recurrence rates. Recurrent BV is generally defined as three or more episodes of BV per year, and one study found that six-month recurrence rates were as high as 80%. Given the treatment challenges and high prevalence of BV, the condition causes considerable frustration for both patients and providers.
EVO200 is in development for the prevention of recurrent BV. Its ability to kill BV-associated pathogenic bacteria was demonstrated in vitro. In a Phase 1 dose-finding trial, the highest dose formulation of the study drug demonstrated reduced vaginal pH for up to seven days following a single administration. EVO200 has been designated as a QIDP by the FDA for the prevention of recurrent BV.
EVO200 has been designated a QIDP by the FDA for the prevention of recurrent BV.
MPT Vaginal Gel for the Prevention of Human Immunodeficiency Virus (HIV) Transmission in Women
Evofem and Orion Biotechnology Canada Ltd. are collaborating to develop a Multipurpose Prevention Technology (MPT) product candidate for indications including the prevention of HIV in women.
Initial studies will focus on determining compatibility and stability of Orion's novel CCR5 antagonist, OB-002, in Phexxi ® (lactic acid, citric acid and potassium bitartrate) vaginal gel. Results are expected in the third quarter of 2022. Assuming positive results, the companies will seek government and philanthropic funding for subsequent clinical trials of the MPT vaginal gel product candidate.
In 2020 the World Health Organization reported that approximately 37.7 million people globally were living with HIV and an estimated 1.5 million individuals were newly diagnosed as HIV-positive.  There are limited methods available to prevent transmission of HIV, and no products are approved to simultaneously prevent pregnancy, STIs and HIV.

www.evofem.com	11

Proxy Voting Roadmap

PROPOSAL 1
Election of Directors
The Board of Directors (the Board) currently consists of eight seats with two vacancies, and is classified into three classes.
The Board has voted to nominate the following Class II directors for election at the Annual Meeting for a term of three years to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors are elected and qualified or until their death, resignation or removal:

	Gillian Greer, Ph.D., 77	Tony O’Brien, 59
	Former Director General of the International Planned Parenthood Federation (IPPF)	Former Director General of Ireland’s Health Service Executive	The Board recommends a vote “FOR” each of the nominees named above.

See page 14.

PROPOSAL 2
Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers
Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
The Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.
The Board recommends a vote “FOR” this proposal.

See page 36.

12	Evofem Biosciences, Inc. | 2022 Proxy Statement

Proxy Voting Roadmap

PROPOSAL 3
Reverse Stock Split
The Board believes that a reverse stock split is necessary to maintain the listing of our common stock on the Nasdaq Capital Market. If we are unable to maintain the listing of shares of our common stock on the Nasdaq Capital Market, trading shares of our common stock may become difficult, we may default under our debt arrangements and we may not be able to raise sufficient capital to fund our planned operations.
The Board recommends a vote “FOR” this proposal.

See page 52.

PROPOSAL 4
Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. The Board proposes that the stockholders ratify this appointment.
In deciding to appoint Deloitte & Touche LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
The Board recommends a vote “FOR” this proposal.

See page 59.

www.evofem.com	13

Corporate Governance Matters

PROPOSAL 1	Election of Directors

The Board has nominated Gillian Greer, Ph.D. and Tony O’Brien, for election at the Annual Meeting. The Board currently consists of eight seats, with six currently filled, and is classified into three classes as follows: Class III director Saundra Pelletier with a term expiring in 2023; Class I directors Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. with a term expiring in 2024; and Class II directors Gillian Greer, Ph.D. and Tony O’Brien with a term expiring at the upcoming Annual Meeting.

Class I directors Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. and Class III director (Saundra Pelletier) will serve until the Annual Meetings of Stockholders to be held in 2024 and 2023, respectively, and until their respective successors have been elected and qualified or until their death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Gillian Greer, Ph.D. and Tony O’Brien. In the event that any nominees become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Each director nominee must be elected by an affirmative vote of a plurality of shares present at the Annual Meeting and entitled to vote on the election of directors.

Recommendation

The Board recommends the election of Gillian Greer, Ph.D. and Tony O’Brien as directors, and proxies solicited by the board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

The Board of Directors
Our Board currently consists of eight seats with two vacancies (one for Class II and one for Class III). Vacancies on the Board may be filled by potential candidates nominated by the Nominating and Corporate Governance Committee of the Board, who may seek out potential candidates that meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as directors as appropriate and in accordance with the Company’s organizational documents. The vacancies, if filled, will be filled until the end of the class term. Our Board is divided into three classes as set forth below, each serving staggered three-year terms until their respective successors are duly elected and qualified:
•Our Class I directors are Kim P. Kamdar, Ph.D., Colin Rutherford, and Lisa Rarick, M.D. and their terms expire at the annual meeting of stockholders in 2024;
•Our Class II directors are Gillian Greer, Ph.D. and Tony O’Brien and their terms expire at the annual meeting of stockholders in 2022; and
•Our Class III director is Saundra Pelletier and her term expires at the annual meeting of stockholders in 2023.
Gillian Greer, Ph.D. and Tony O’Brien are being nominated for re-election as directors at this year’s Annual Meeting. Directors are elected by a plurality of the votes cast at the annual meeting. The nominees have indicated their willingness to serve if elected, but if either or both nominees should be unable to serve or for good cause will not serve, the shares represented by proxies may be voted for a substitute nominee as the Board may designate, unless a contrary instruction is indicated in the proxy.
There are no familial relationships among our current directors and executive officers.

14	Evofem Biosciences, Inc. | 2022 Proxy Statement

Corporate Governance Matters
The following table lists the names, ages as of February 28, 2022 and positions of the individuals who serve as our directors:

Name and Principal Occupation	Age	Director Since	Board Committees	Other Current Public Directorships
Class II Director Nominees

Gillian Greer, Ph.D. | Independent Director General of the International Planned Parenthood Federation	77	2018	C, N

Tony O’Brien | Independent Former Director General of Ireland’s Health Service Executive	59	2018	A, C	Global Leadership And Governance Solutions Limited
Class III Continuing Director

Saundra Pelletier | Interim Chair of the Board of Directors President and Chief Executive Officer, Evofem Biosciences, Inc.	52	2013
Class I Continuing Director

Colin Rutherford | Independent Current member of the board of Spanish based Biopharma Hifas da Terra SA	63	2015	A	Mitchells & Butlers Plc Renaissance Services SAOG Brookgate Limited

Kim P. Kamdar, Ph.D. | Independent Managing Partner, Domain Associates, LLC	54	2011	A, C, N	Seraphina Therapeutics, Inc. Truvian Sciences

Lisa Rarick, M.D. | Independent Board-certified Obstetrician/ Gynecologist and Regulatory Affairs Expert	62	2020	N
A    Audit Committee
C    Compensation Committee
N    Nominating and Corporate Governance Committee
    Committee Chair
Board Demographics
The charts below represent certain demographics of the current composition of our directors and director nominees.

Age	Tenure	Gender Diversity	Independence

50s	0-3 years	Female	Independent
60s	4+ years	Male	Non-Independent
70s
We discuss below the qualifications, attributes and skills that led our Board to conclude that each of our directors should serve as a director.

www.evofem.com	15

Corporate Governance Matters
Nominees for Election as Class II Directors

KEY EXPERIENCE AND QUALIFICATIONS
Throughout her career, Dr. Greer has demonstrated an ongoing commitment to health, education, sustainable development, women’s empowerment, and human rights. Dr. Greer is passionate about strengthening civil society and building high performing organizations that are effective, ethical, and accountable and can clearly demonstrate their impact. We believe Dr. Greer’s long experience as an executive officer and board member of organizations dedicated to women’s sexual health qualifies her to serve as a member of our Board.

CAREER HIGHLIGHTS

Gillian Greer, Ph.D., 77 Independent Director Since: January 2018 Committees: •Compensation •Nominating and Corporate Governance
•Chief Executive Officer of Volunteer Service Abroad, a New Zealand non-profit organization that sends volunteers to work with partner organizations in the Pacific and Asia region (2012 to 2017)
•Chief Executive Officer of the National Council of Women of New Zealand (2017 to 2018)
•Trustee for WomanCare Global International (2012 to 2017)
•Director General of the International Planned Parenthood Federation (IPPF), the world’s largest international sexual and reproductive health non-profit organization, working in 172 countries providing advocacy, education, and sexual and reproductive health services, including maternal health, HIV/AIDS, family planning and adolescent health (2006 to 2011)
•Worked closely with UN agencies and governments to advocate for investment in health and human rights and served on the board of directors of ICON PLC (2006 to 2011)
•Executive Director of the Family Planning Association of New Zealand, involved in international and regional advocacy training and initiatives, including chairing the Asia Pacific Alliance, and was made a Member of the New Zealand Order of Merit for services to family planning (2005)
•Assistant Vice Chancellor Equity and Human Resources, Victoria University of Wellington, New Zealand (1996 to 1998)
•Early career was in education at secondary and tertiary levels
•Served in a governance capacity for a number of charities and a university Council
•Served in advisory panels to New Zealand Ministers of Foreign Affairs and Trade
•Made a Commander of the British Empire for services to international health and women’s rights (2011)

EDUCATION
•B.A. in English from the University of Auckland •Ph.D. in New Zealand Literature from the Victoria University of Wellington

16	Evofem Biosciences, Inc. | 2022 Proxy Statement

Corporate Governance Matters

KEY EXPERIENCE AND QUALIFICATIONS
We believe Mr. O’Brien’s extensive experience as an executive and member of the boards of directors for health care and life sciences companies qualifies him to be a member of our Board.

CAREER HIGHLIGHTS

•Director General of Ireland’s Health Service Executive (HSE), an organization responsible for the provision of health and personal social services for the residents of Ireland (2012 to 2018)
•Chief Operating Officer of the Department of Health’s Special Delivery Unit and a member of the Department’s Management Board (2011 to 2014)
•Director of Clinical Strategy and Programs in the HSE (2011 to 2012)
•Chief Executive Officer of the National Treatment Purchase Fund (2011 to 2013)
•Chief Advisor to the HSE on the implementation of the National Cancer Control Strategy (2006 to 2010)
•Project Director for the National Plan for Radiation Oncology (2005 to 2008)
•Chairman of the National Cancer Registry Board (2009 to 2012)
•Founding Chief Executive Officer of the National Cancer Screening Service (2007 to 2011)
•Director of BreastCheck, CervicalCheck (2002 to 2010)
•Associate and Interim Director of the National Cancer Control Programme (2007 to 2011)
•Chief Executive of the Irish Family Planning Association (1991 to 2002)
•Chief Executive of the UK Family Planning Association (1995 to 1996)
•Chartered Director of the Institute of Directors in Ireland
•Adjunct Assistant Professor in Health Strategy and Management at Trinity College Dublin

Tony O’Brien, 59 Independent Director Since: January 2018 Committees: •Audit •Compensation (Chair)
OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT
•Director and owner of Global Leadership And Governance Solutions Limited, a private limited company organized in the Republic of Ireland
EDUCATION
•M.Sc. in Management Practice from Trinity College, University of Dublin

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Corporate Governance Matters
Continuing Directors

KEY EXPERIENCE AND QUALIFICATIONS
Ms. Pelletier’s service as Evofem’s CEO and extensive experience in women’s health care brings Evofem’s Board of Directors invaluable guidance and insight. With more than twenty-five years providing broad executive leadership, including successes in driving multiple, billion-dollar product launches, expanding commercial capabilities in global markets and advocating for women’s health, Ms. Pelletier continues to lead the Board of Directors with a clear focus on continuing Evofem’s successes.

Since joining Evofem Ms. Pelletier has led the Company’s rapid growth and evolution, including its transition to the public market in January 2018. Ms. Pelletier has also led teams in multiple successful equity financing rounds, raising more than $500 million. Under her leadership, Evofem launched its first commercial product in September 2020. Phexxi is the first and only hormone-free, on-demand, prescription vaginal gel approved in the United States for the prevention of pregnancy. The Company is also advancing Phexxi through a Phase 3 trial for two potential new indications, the prevention of urogenital transmission of both chlamydia and gonorrhea in women, with top-line data expected in 2H 2022.

Saundra Pelletier, 52 Chief Executive Officer Director Since: February 2013 (Private Evofem); January 2018 (Evofem Biosciences)

CAREER HIGHLIGHTS

•President and Chief Executive Officer of Evofem Biosciences, Inc. (since January 2018)
•Member of the Board of Directors
•President and Chief Executive Officer of Private Evofem (2013 to 2018)
•Founding CEO of WomanCare Global (WCG Cares), an international nonprofit organization focused on creating sustainable supply chains that delivered products to women in more than 100 developing countries
•Corporate Vice President and Global Franchise Leader for G.D. Searle, where she managed women’s health care business and teams
•Presenter and speaker at the Harvard T. H. Chan School of Public Health, the Davos World Economic Forum, the Clinton Global Initiative, the International Conference on Climate Change, the MAKERS Conference, Women Deliver, the International Conference on Family Planning, Reproductive Health Supplies Coalition, the University of Virginia’s Darden School of Business, the National Community Oncology Dispensing Association, Fearless in Pharma, the Women’s Health Innovation Summit, the University of Oregon’s Lundquist School of Business, Husson University and the Rady School of Management at the University of California, San Diego
•Member, Board of Directors of TRACON Pharmaceuticals, Inc., a clinical stage biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer, where she serves as the chair of the Governance/Nomination Committee and is a member of the Audit
          AWARDS AND RECOGNITION
•Awarded San Diego Magazine’s Woman of the Year (2021)
•Director of the Year Honoree from the San Diego Corporate Directors Forum (2021)
•Received the Lifetime Legacy Award from the National Women of Influence (2021)
•Girls Inc. San Diego SHE LEADS Trailblazer Award (2021)
•Recognized as a Women of Influence in Life Sciences by the San Diego Business Journal (2021)
•MM+M Hall of Femme Honoree (2021)
•PharmaVoice 100 Most Inspiring People (2021, 2020)
•Business Intelligence Group (BIG) Innovation Award (2021)
•Enterprising Women of the Year Honoree (2021)
•Recognized as One of the 500 Most Influential People in San Diego by the San Diego Business Journal (2020, 2021)
•Inc. Magazine’s Female Founders 100 List (2020)
•Awarded an Honorary Doctor of Business Administration from Husson University (2020)
•San Diego Business Journal's Business Woman of the Year (2019)
•Awarded the Athena San Diego Pinnacle Award for Life Sciences
•Named a “New Champion for Reproductive Health” by the United Nations Foundation
•Profiled by The New York Times, Inc. Magazine, NPR, Bangor Daily News, CNN, San Diego Business Journal, The San Diego Union-Tribune, Fierce Pharma, Pharma Voice, Life Science Leader, Cosmopolitan, Bustle, Glamour, Marie Claire and Vogue
          COMMUNITY INVOLVEMENT
•Serves on the Board of Directors of the Center for Community Solutions (CCS), a San Diego-based non-profit organization founded in 1969 that provides prevention and intervention services for survivors of sexual and intimate partner violence. CCS assists more than 17,000 San Diegans each year and operates the only rape crisis center in San Diego.

EDUCATION
•Bachelor of Science in Business Administration – Husson University •Bachelor of Science in Communications – New England School of Communications

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Corporate Governance Matters

KEY EXPERIENCE AND QUALIFICATIONS
We believe Dr. Kamdar is qualified to serve on our Board based on her extensive experience working and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry.

CAREER HIGHLIGHTS

•Managing Partner of Domain Associates, LLC, a life sciences venture capital firm (since 2005)
•Chair of the board of directors of Seraphina Therapeutics, Inc. and Truvian Sciences
•Member of the board of directors of several private companies including Alume, Epic Sciences, Epitel and Pleno Inc.
•Member of the board of directors of several public companies including NASDAQ: SERA and NASDAQ: OMIC
•Past investments include Ariosa (acquired by Roche), Corthera (acquired by Novartis), BiPar Sciences (acquired by Sanofi-Aventis) and Omniome (acquired by NASDAQ: PACB)
•Kauffman Fellow with MPM Capital (MPM) (2003 through 2004)
•Research director at Novartis, where she built and led a research team that focused on the biology, genetics and genomics of model organisms (1995 to 2003)
•Author of ten papers as well as the inventor of seven patents
•Advisory board member of Dr. Eric Topol’s NIH supported Clinical and Translational Science Award for Scripps Medicine

Kim P. Kamdar, Ph.D., 54 Independent Director Since: April 2011 (Private Evofem); January 2018 (Evofem Biosciences) Committees: •Audit •Compensation Committee •Nominating and Corporate Governance (Chair)

EDUCATION
•B.A. from Northwestern University •Ph.D. in Biochemistry and Genetics from Emory University

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Corporate Governance Matters

KEY EXPERIENCE AND QUALIFICATIONS
We believe that Mr. Rutherford is qualified to serve as a member of our Board because of his prior experience as a member of Private Evofem’s board of directors and his many years of finance and operations leadership experience in the health care and life sciences industries.

CAREER HIGHLIGHTS

•Former Chairman and CEO of LSE quoted European finance specialist Euro-Sales Plc (with 18 offices across Europe), sold to Royal Bank of Scotland Plc (2000 to 2002)
•Former Chairman of SGI Funds, a Guernsey-, Cayman- and Hong Kong-based diversified fund management group (2004 to 2009)
•Former Chairman and CEO of the LSE quoted UK fund management group, MAM Funds Plc (2008 to 2011)
•Former Member of the board and Audit Committee Chairman of Mitchells & Butlers Plc, the LSE’s largest quoted hospitality group (2013 to 2021)
•Former Member of the board and Audit Committee Chairman of the MSE quoted Oil & Gas shipping logistics business, Renaissance Services SAOG, based in Muscat and Dubai (2007 to 2019)
•Former Chairman of European Health Care Group before its acquisition by two U.S.-based hedge funds (2012 to 2014)
•Current Member of the Board of Meallmore Health Care Group (2014 to Present)
•Current Member of the Board of Spanish based Biopharma Hifas da Terra SA, a leader in the field of mycotherapy-related oncology products (2018 to Present)
•Current Chairman of Brookgate Limited, a UK property development business backed by Goldman Sachs and Sixth Street (2010 to Present)
•Former visiting Professor at Edinburgh University’s Business School

Colin Rutherford, 63 Independent Director Since: November 2015 (Private Evofem); January 2018 (Evofem Biosciences) Committees: •Audit (Chair)

EDUCATION

•A member of the Scottish Institute of Chartered Accountants, he graduated in Accountancy and Finance from Heriot Watt University in 1980 and qualified with Deloitte (formerly Touche Ross) in 1984.
•Harvard Business School Alumni, having attended over a 10 year period and subsequently Chairing the HBS/YPO Presidents leadership seminar for 5 years.

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Corporate Governance Matters

KEY EXPERIENCE AND QUALIFICATIONS
We believe that Dr. Rarick is qualified to serve as a member of our Board because of her extensive experience in health care/women’s health matters as well as her vast prior experience with regulatory matters and the life sciences industry.

CAREER HIGHLIGHTS

•Board-certified obstetrician/gynecologist and regulatory affairs expert with 35 years’ experience in women’s health and 15 years’ experience leading several offices within the U.S. Food and Drug Administration (FDA)
•Began her career at the FDA as a Medical Officer, responsible for the management of products indicated for a variety of reproductive health conditions, including oral, transdermal and vaginal contraceptives (1988)
•Director for the Division of Reproductive and Urologic Products (DRUP) at the FDA (1996)
•Held several management roles in the Center for Drug Evaluation and Research (CDER), including Deputy Director of the Office of Drug Evaluation 2 and Associate Director in the Office of the Center Director
•Focused on HIV prevention, pregnancy prevention, pre- and post-pregnancy care and menopausal therapy in her final year at the FDA in the Office of Women’s Health
•Reproductive health and regulatory affairs consultant, helping numerous companies navigate the development of their products from early-stage development through FDA approval
•Member of the Scientific Advisory Committee for the National Institute of Child Health and Human Development (since 2004)
•Member of the board of directors for Alliance Partners 360 from (2017 to 2019)
•Family Planning clinical care provider (2020 to present)

Lisa Rarick, M.D.F.A.C.O.G., 62 Independent Director Since: 2020 Committees: •Nominating and Corporate Governance

EDUCATION
•B.S. and M.D. from the Loma Linda University School of Medicine •Completed residency training in Obstetrics and Gynecology at Georgetown University
Director Nomination Process and Board Diversity
While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Evaluation criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and the ability to represent the best interests of our stockholders. In addition, the Nominating and Corporate Governance Committee will consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts of interest. The Nominating and Corporate Governance Committee does not intend to assign specific weights to particular criteria and no particular criterion is necessarily applicable to the prospective nominee. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

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Corporate Governance Matters
Director Independence
Our common stock is listed on the Nasdaq Capital Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committee be independent. Audit committee and compensation committee members must also satisfy the enhanced independence criteria set forth in Rules 10A-3 and 10C-1 under the Securities Exchange Act of 1934, as amended (the Exchange Act), respectively, and corresponding Nasdaq rules.
Based on information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of Dr. Greer, Dr. Kamdar, Mr. O’Brien, Mr. Rutherford and Dr. Rarick are independent directors within the meaning of applicable Nasdaq rules, and that each member of our audit committee and compensation committee satisfies the enhanced independence requirements of applicable Nasdaq and SEC rules. In making this determination, the current and prior relationships of each non-employee director with our Company and all other facts and circumstances deemed relevant were considered, including their beneficial ownership of our capital stock and any related party relationships involving our Company and any such director, as described in the “Related Person Transactions” section below.
There are no family relationships among any of our current directors and executive officers, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.
Board Meeting Attendance
During the fiscal year ended December 31, 2021, our Board met eleven times. The Board has adopted a policy under which each member of the Board makes every effort to but is not required to attend each annual meeting of our stockholders. All of our directors attended our 2021 Annual Meeting.

Average director attendance at fiscal 2021 Board and committee meetings

93.8%	100%	100%	100%
Board	Audit	Compensation	Nominating and Corporate Governance
Over 75% Board and committee meeting aggregate attendance in fiscal 2021.
Board Refreshment
Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and experience represented by the Board. Over the course of 2021, the Company retained an outside search firm to consider additional and diverse experience to add to our existing diverse Board currently comprised of two-thirds women. As discussed, our former Chairman left for health reasons, and our Board is continually searching for a Director to fill this vacancy. Our Board already meets the December 31, 2022 requirement for AB 979 regarding Board Directors from underrepresented communities.

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Corporate Governance Matters
Corporate Governance
Board Structure and Responsibilities
Board Leadership Structure
Our corporate governance practices do not indicate a particular board structure, and our Board has the flexibility to select its chair and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of Chair and the Chief Executive Officer may be filled by either one individual or two individuals. The Board has elected to separate the positions of Chair and Chief Executive Officer. However, due to the resignation of Dr. Hall as Director, and Chair of the Board in November 2021 due to personal health concerns, our CEO is serving as the interim Chair of the Board until another Chair is appointed and elected by the Board. Dr. Kamdar is currently serving as the Independent Lead Director until an Independent Director is elected as the new Chair of the Board.

Responsibilities of the Chair of our Board
•Leads the CEO succession planning process.
•Facilitates communication with the Board and presides over regularly conducted executive sessions of the independent directors and sessions where the Chief Executive Officer is not present.
•Reviews and approves matters, such as schedule sufficiency, and where appropriate, information provided to other Board members.
•Serves as liaison between Chief Executive Officer and the independent Directors.
•Has authority to call meetings of the independent Directors.
•Leads the Board’s evaluation of the CEO (when the Chair is not filled by Ms. Pelletier).
•Reviews and guides agenda items for Board meetings.
•Encourages effective Director participation by fostering an environment of open dialogue and constructive feedback among independent Directors.
•Is involved in selection and interviewing of new Board members.
•If requested by major stockholders, ensures that he/she is available for consultation and direct communication as needed.
•If required, represents independent Board members externally.
•Performs such other duties as the Board may determine from time to time.

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Corporate Governance Matters
Board Oversight
Oversight of Risk
One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Board of Directors
Our Board is responsible for monitoring and assessing strategic risk exposure.

Board Committees
Audit Committee	Nominating Committee	Compensation Committee

Considers our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Also monitors compliance with legal and regulatory requirements as well as related party transactions.
	Monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct.	Assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Management

Management works with the finance department to identify risks that could affect achievement of business goals and strategy. Our Chief Executive Officer, Chief Financial Officer, and General Counsel review and discuss the consolidated risk profile with senior management. Senior management makes the analysis of the risk profile available to the full Board on a quarterly basis.

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Corporate Governance Matters
Oversight of Other Key Areas

Oversight of COVID-19
The Board and its committees have been actively overseeing the Company’s response to and risk management of the ongoing COVID-19 pandemic, including regular updates from and discussions with Company management. Topics around this ongoing crisis span a broad range of matters, including protecting the health and safety of our employees; expanding benefits for and supporting our employees; evaluating the impact of the pandemic on strategy, operations, liquidity, and financial matters; assessing the Company’s compensation programs; minimizing supply chain disruption; monitoring continued compliance with applicable laws; and supporting the communities in which we operate.

Oversight of Cybersecurity
We understand that cybersecurity is a critical component of our business and we have a comprehensive infrastructure and program in place to protect our systems and data. We maintain our cybersecurity infrastructure through a number of security measures including our internal policies and procedures, business processes, and software technology tools to control and monitor our systems and security. We proactively control and monitor all aspects of our business infrastructure security including our network, servers, firewalls, devices, and email security. Our employees receive ongoing training on cybersecurity matters and protocols through periodic Company communications. To ensure the effectiveness of our cybersecurity infrastructure, we also complete an annual penetration test through a third‑party provider which checks for interior and exterior network vulnerabilities. We implement any suggested mitigations necessary to correct any identified security weaknesses.
Our Audit Committee has oversight responsibility over our cybersecurity measures. The Audit Committee is briefed quarterly on current cybersecurity matters and initiatives to improve the cybersecurity infrastructure. The Audit Committee regularly briefs the full Board on these matters.

ESG Strategy and Oversight Framework
In 2021, we completed a comprehensive assessment to update our priority environmental, social, and governance (ESG) issues. One key insight from the assessment was the interconnectedness of many key ESG issues, such as the impact that inclusion and diversity, climate change, and financial resiliency have on important priorities like colleague attraction and retention and community resiliency. From these findings, we developed a framework to drive our ESG strategy moving forward. Evofem’s Board engages with senior leaders on near and long-term business strategy and reviews management’s performance in delivering on our framework for long-term value creation, including as it relates to sustainability.

Oversight of Strategy
Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties.

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Corporate Governance Matters
Committees of the Board of Directors

Audit Committee
Chair: Colin Rutherford	Members: Kim P. Kamdar, Ph.D. Tony O’Brien	Meetings in 2021: 4

Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter.
Principal Responsibilities:
•Reviews annual financial statements;
•Considers matters relating to accounting policy and internal controls;
•Reviews the scope of annual audits;
•Assists the Board in its oversight of Evofem’s financial statements, including internal control over financial reporting;
•Reviews and discusses with senior management the guidelines and policies by which Evofem assesses and manages risk;
•Assists the Board in its oversight of the qualifications, independence, and performance of Evofem’s independent registered public accounting firm, including responsibility for the appointment, compensation, retention, and oversight of the work of the firm;
•Assists the Board in its oversight of the performance of Evofem’s internal audit function, including responsibility for the appointment, replacement, reassignment, or dismissal of, and being involved in the performance reviews of, Evofem’s internal auditor; and
•Assists the Board in its oversight of Evofem’s compliance with legal and regulatory requirements, including reviewing periodically with management any significant legal, compliance, and regulatory matters that have arisen or that may have a material impact on Evofem’s business, financial statements, or compliance policies, Evofem’s relations with regulators and governmental agencies, and any material reports or inquiries from regulators and government agencies.
All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market (Nasdaq), as such standards apply specifically to members of audit committees. The Board has determined that Mr. Rutherford is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.evofem.com.

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Corporate Governance Matters

Compensation Committee
Chair: Tony O’Brien	Members: Gillian Greer, Ph.D. Kim Kamdar, Ph.D.	Meetings in 2021: 5
Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter.

Principal Responsibilities:
•Reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success;
•Administers our Amended and Restated 2014 Equity Incentive Plan (the Amended and Restated 2014 Plan), and our Amended and Restated 2018 Inducement Equity Incentive Plan (the 2018 Inducement Equity Incentive Plan);
•Recommends to the Board the compensation of our Chief Executive Officer and conducts its decision making process with respect to that issue without the Chief Executive Officer present;
•Oversees Evofem’s compensation programs generally;
•Reviews and approves incentive award performance metrics and goals relevant to the compensation of Evofem’s Chief Executive Officer’s performance and determines and approves the compensation awarded to the Chief Executive Officer (subject to ratification by the Board);
•Reviews and approves the incentive award performance metrics relevant to the compensation of the other senior executives under its purview (which includes the named executives listed in the 2021 Summary Compensation Table) and, based on the recommendation of the Chief Executive Officer, approves the compensation of each such senior executive;
•Reviews reports about the compensation of other key corporate officers of Evofem, as the Compensation Committee deems appropriate;
•Oversees Evofem’s management development and succession planning programs for the Chief Executive Officer and her direct reports and consults with the Chair of the Nominating and Corporate Governance Committee with respect to Chief Executive Officer succession planning;
•Reviews and approves compensation-related disclosures for inclusion in Evofem’s annual Proxy Statement;
•Oversees the assessment of the risks related to Evofem’s compensation policies and programs;
•Reviews periodic updates from management on initiatives and progress in the area of human capital, including diversity, equity, and inclusion; and
•Engages the services of an independent compensation consultant to advise on executive compensation matters.
All members of the Compensation Committee satisfy the current independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of compensation committee.
In establishing compensation amounts for executives, the Compensation Committee seeks to support the Company’s overall business strategy and objectives, attract and retain key executives, link compensation with business objectives and organizational performance, and provide competitive compensation opportunities. The Compensation Committee may delegate authority to one or more members of the Compensation Committee or to one or more executives of the Compensation Committee, except that the Compensation Committee may not delegate authority to approve compensation of the Company’s chief executive officer or its other Section 16 officers to any person or committee.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.evofem.com.

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Corporate Governance Matters

Nominating and Corporate Governance Committee
Chair: Kim Kamdar, Ph.D.	Members: Gillian Greer, Ph.D. Lisa Rarick, M.D.	Meetings in 2021: 4
The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in its written charter.

Principal Responsibilities:
•Evaluates and makes recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members’ performance;
•Identifies individuals qualified to become Board members, consistent with criteria approved by the Board, and recommends these individuals to the Board for nomination, election, or appointment as members of the Board and Board Committees;
•Considers board refreshment in light of various factors, including expected director departures, the Board’s mix and interplay of skills, experience and attributes, including diversity, and individual director performance; and
•Oversees the annual evaluation of the Board, individual directors, and Board Committees.
All members of the Nominating Committee qualify as independent under the definition promulgated by Nasdaq.
A copy of the Nominating Committee’s written charter is publicly available on our website at www.evofem.com.

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Corporate Governance Matters
Board Accountability and Processes

Stockholder Communications with the Board of Directors
Evofem takes every effort to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. You may communicate with the Board, its Chair or the Chair of any committee, by sending your communication to our Corporate Secretary, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, CA 92130, and all appropriate communications will be forwarded as requested. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
Fostering long-term relationships with our stockholders and maintaining their trust is a priority for the Board. Direct engagement with stockholders helps us gain useful feedback on a wide variety of topics, including corporate governance, executive compensation, sustainability and corporate responsibility, human capital management matters, business strategy, and performance related matters. Stockholder feedback also helps us to better tailor the public information we disclose to address the interests and inquiries of stockholders.
Board Self-Evaluation
The Board believes that self-evaluations of the Board and Board Committees are important elements of corporate governance and essential to ensure a well-functioning Board. Pursuant to Evofem’s Corporate Governance Guidelines, the Board, acting through the Nominating and Corporate Governance Committee and under the general oversight of the Chairman of the Board, conducts an annual self-evaluation and an evaluation of each committee of the Board.
Code of Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees, which is available on our website at www.evofem.com and will be made available to stockholders without charge, upon request, in writing to our Corporate Secretary, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, CA 92130. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. In addition, disclosure regarding any amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics that apply specifically to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Capital Market.

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Corporate Governance Matters
Governance Practices

Board Composition

•Balanced and effective Board composition, supplemented by a thoughtful approach to refreshment, is a priority for Evofem. The selection of a qualified group of directors with an appropriate mix of skills, experience, and attributes is essential to the Board’s successful oversight of Evofem’s journey. The Board manages Board composition and refreshment with significant support from the Nominating and Corporate Governance Committee.

Board Effectiveness

•The Board considers director attendance at Board and Board Committee meetings an essential duty of a director.
•There were 11 meetings of the Board during 2021. The independent directors meet in executive session, without the Chief Executive Officer present, in conjunction with each regularly scheduled Board meeting. Dr. Hall, in his prior role as Chair of the Board, presided at the executive sessions. There were a total of 13 meetings of the Board Committees during 2021. For 2021, all of the directors attended at least 75% of the aggregate of all meetings of the Board and of the Board Committees on which they served.
•Pursuant to Evofem’s Corporate Governance Guidelines, all directors are generally expected to attend the Annual Meeting. All directors who stood for election at the 2021 Annual Meeting attended the 2021 Annual Meeting.

Engaged Oversight

•The Board fulfills its oversight role with respect to Evofem’s strategy through year-round discussions and presentations covering company-wide and business unit specific updates. The Board also provides oversight with respect to other key areas, including management succession planning, human capital management (including diversity, equity, and inclusion), sustainability (including climate-related issues), corporate social responsibility, lobbying and public policy, risk management, and cybersecurity.

Accountability

•Evofem proactively engages with significant stockholders throughout the year. Dialogue, transparency, and responsiveness are the cornerstones of our stockholder engagement program.
•Interactive investor dialogue provides perspective on investor concerns.

Board Structure

•Evofem aims to maintain a balanced and independent Board that is committed to representing the long-term interests of Evofem’s stockholders and has the substantial and diverse expertise necessary to oversee Evofem’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing Evofem.

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Corporate Governance Matters
Director Compensation
The following table sets forth the compensation (cash and equity) received by our non-employee directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Totals ($)
William Hall, Ph.D., M.D.(2)	88,458	88,227	176,685
Gillian Greer, Ph.D.	62,500	88,227	150,727
Kim Kamdar, Ph.D.	71,250	88,227	159,477
Tony O’Brien	75,000	88,227	163,227
Lisa Rarick, M.D.	52,120	88,227	140,347
Colin Rutherford	70,000	88,227	158,227
(1)Amounts listed in this column represent the aggregate fair value of the option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 11- Stock-based Compensation to our Consolidated Financial Statements on our Annual Report.
(2)Dr. Hall resigned from his positions of director and chairman of the board of directors in November 2021 due to personal health concerns.

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Corporate Governance Matters
The following table shows the outstanding equity awards held by our non-employee directors as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
William Hall, Ph.D., M.D.(1)	24,691	—	7.29	3/12/2018	3/12/2028
	12,875	—	6.99	5/8/2018	5/8/2028
	50,000	—	6.05	6/5/2019	6/5/2029
	50,000	—	5.06	5/12/2020	5/12/2030
Gillian Greer, Ph.D.	24,691	—	7.29	3/12/2018	3/12/2028
	12,875	—	6.99	5/8/2018	5/8/2028
	50,000	—	6.05	6/5/2019	6/5/2029
	50,000	—	5.06	5/12/2020	5/12/2030
	—	90,000	1.25	5/12/2021	5/12/2031
Kim Kamdar, Ph.D.	6,065	—	37.74	6/16/2015	6/16/2025
	8,905	—	6.78	6/21/2016	6/21/2026
	10,583	—	12.90	5/11/2017	5/11/2027
	2,075	—	13.14	6/20/2017	6/20/2027
	12,875	—	6.99	5/8/2018	5/8/2028
	50,000	—	6.05	6/5/2019	6/5/2029
	50,000	—	5.06	5/12/2020	5/12/2030
	—	90,000	1.25	5/12/2021	5/12/2031
Tony O’Brien	24,691	—	7.29	3/12/2018	3/12/2028
	12,875	—	2.31	7/24/2018	7/24/2028
	50,000	—	6.05	6/5/2019	6/5/2029
	50,000	—	5.06	5/12/2020	5/12/2030
	—	90,000	1.25	5/12/2021	5/12/2031
Lisa Rarick, M.D.	45,833	29,167	5.85	2/25/2020	2/25/2030
	50,000	—	5.06	5/12/2020	5/12/2030
	—	90,000	1.25	5/12/2021	5/12/2031
Colin Rutherford	770	—	43.64	3/8/2017	3/8/2027
	39,691	—	7.29	3/12/2018	3/12/2028
	12,875	—	6.99	5/8/2018	5/8/2028
	5,550	—	2.10	7/31/2018	7/31/2028
	50,000	—	6.05	6/5/2019	6/5/2029
	50,000	—	5.06	5/12/2020	5/12/2030
	—	90,000	1.25	5/12/2021	5/12/2031
(1)Dr. Hall resigned from his positions of director and chairman of the Board in November 2021 due to personal health concerns.

32	Evofem Biosciences, Inc. | 2022 Proxy Statement

Corporate Governance Matters
Our Non-Employee Director Compensation Policy
In February 2022, our Compensation Committee amended the Non-Employee Director Compensation Policy as described below which will become effective April 1, 2022.
•Each non-employee director will receive an annual cash retainer in the amount of $40,000 per year.
•The Chairperson of the Board will receive an additional annual cash retainer in the amount of $30,000 per year.
•The Chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the audit committee.
•The Chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee.
•The Chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.
•Each non-employee directors will receive a stock option grant with an initial grant equal to 90,000 shares of the Company’s common stock upon a director’s initial appointment or election to the Board, vesting quarterly over a 3 year period and an annual stock option grant equal 90,000 shares of the Company’s common stock on the date of each annual stockholder’s meeting thereafter, fully vesting in one year from the date of grant.
The February 2022 amendment of the Non-Employee Director Compensation Policy, effective as of April 1, 2022, reduced the annual cash retainer for each non-employee director from $50,000 per year to $40,000 per year, the annual cash retainer for the chairperson of the Board from $40,000 to $30,000 and the annual cash compensation for the chairperson of the Nominating and Corporate Governance Committee from $11,250 per year to $10,000 per year.

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Executive Officers
The following table sets forth certain information regarding our executive officers and their respective ages as of February 28, 2022. All executive officers are at-will employees.

Saundra Pelletier

Chief Executive Officer, Evofem Biosciences, Inc. Age: 52

Background
•Since joining the Company in 2015, Ms. Pelletier has been responsible for Evofem’s rapid growth and evolution, including the Company’s transition to the public market in January 2018 and multiple equity financing rounds that have raised in excess of $500 million.
•Under her leadership, the Company launched its first commercial product in September 2020. Phexxi is the first and only hormone-free, on-demand, prescription vaginal gel approved in the United States for the prevention of pregnancy. The Company is developing Phexxi for two potential new indications, the prevention of urogenital transmission of both chlamydia and gonorrhea in women, and expects to report top-line data from the registrational Phase 3 EVOGUARD trial in 2H 2022.
•Ms. Pelletier brings more than two decades of broad executive leadership experience to Evofem, including a strong track record driving multiple billion-dollar product launches, expanding commercial capabilities in ex-U.S. markets and advocating for women’s health. Throughout her career, she has had oversight and accountability for Sales, Marketing, Operations, Medical Affairs, Regulatory Affairs, Manufacturing, Customer Service, Business Development, and Strategic Partnerships.
•Ms. Pelletier was previously the founding CEO of Woman Care Global (WCG), an international nonprofit organization focused on creating sustainable supply chains that delivered products to women in more than 100 developing countries. Under her leadership, WCG secured approximately $68M in committed funding from major foundations and USAID.
•Earlier in her career, Ms. Pelletier served as Corporate Vice President and Global Franchise Leader for G.D. Searle, where she managed a $250 million business unit focused on women’s healthcare. She later moved to Women First Healthcare, where she served as Vice President of Pharmaceuticals and raised $40 million in capital.
•She is a Director of TRACON Pharmaceuticals, Inc., a clinical stage biopharmaceutical company focused on novel targeted therapeutics for cancer, where she serves as the chair of the Governance/Nomination Committee and is a member of the Audit Committee. She is also on the Board of Directors of the Center for Community Solutions, a San Diego-based non-profit organization focused on ending domestic violence.
•Ms. Pelletier is a published author, skilled moderator and coveted keynote speaker. She has appeared at the Harvard T. H. Chan School of Public Health, the Davos World Economic Forum, the Clinton Global Initiative, the International Conference on Climate Change, the MAKERS Conference, Women Deliver, the International Conference on Family Planning, the Reproductive Health Supplies Coalition, the University of Virginia’s Darden School of Business, the University of Oregon’s Lundquist School of Business, Husson University, and the University of California, San Diego. Recent podcast appearances include Pharma Voice Woman of the Week, FemTech Focus, Breastcancer.org, HERmd, and the Skinny Confidential.

34	Evofem Biosciences, Inc. | 2022 Proxy Statement

Justin J. File

Chief Financial Officer Age: 51

Background
•Justin J. File served as Private Evofem’s Chief Financial Officer from April 2015 until January 2018 and has served as our Chief Financial Officer since January 2018.
•Mr. File has also served as the Chief Financial Officer of the women’s health nonprofit organization WCG Cares from November 2017 to May 2018.
•Mr. File has approximately 28 years of diverse accounting and finance experience within a variety of both public and private biotechnology and biopharmaceutical companies.
•Most recently, Mr. File provided executive financial and accounting oversight services to various biotechnology companies in San Diego, California, assisting in their initial public offering process and helping to establish and improve their accounting and finance operations as publicly traded entities. Prior to this, Mr. File was Senior Director and Controller of Sequenom, Inc., a diagnostic company that developed and commercialized molecular diagnostics testing services for the women’s health market. During that time, Mr. File served as Treasurer of Sequenom’s diagnostic subsidiary and provided assistance in the raising of over $400 million in combined equity and convertible note offerings.
•Mr. File also assisted in the commercialization of four diagnostic tests in a two-year period, which included Sequenom’s revolutionary noninvasive prenatal test for Down syndrome.
•Earlier in his career Mr. File worked for approximately ten years in public accounting, primarily with Arthur Andersen LLP, where he worked with a variety of clients assisting with attestation and periodic reporting requirements, public offerings and acquisitions.
•Mr. File graduated from Central Washington University with a Bachelor of Science in Accounting and Business Administration. He is a Certified Public Accountant (inactive).

Alexander A. Fitzpatrick, Esq.

General Counsel and Secretary Age: 55

Background
•Alexander A. Fitzpatrick, Esq. served as the Executive Vice President, General Counsel and Secretary of Private Evofem from October 2017 until January 2018 and has served as our Executive Vice President, General Counsel and Secretary since January 2018.
•Mr. Fitzpatrick is responsible for our corporate governance, legal, corporate development, intellectual property and risk management functions.
•Prior to joining Evofem, Mr. Fitzpatrick served as Chief Legal Officer of Kyriba Corporation from 2014 to 2015 and Senior Vice President, General Counsel, Compliance Officer and Secretary of Verenium Corporation, a publicly traded biotechnology company from 2010 to 2014. Prior to that, Mr. Fitzpatrick served as Senior Vice President, General Counsel and Secretary of Kintera, Inc., a publicly traded technology company. Following the sale of Kintera, Mr. Fitzpatrick continued to serve in a similar position for a major division of Blackbaud, Inc.
•Prior to moving in-house, Mr. Fitzpatrick was a member of the business, corporate and technology departments with the law firms Cooley LLP and Latham & Watkins LLP in San Diego, and Rogers & Wells LLP (now Clifford Chance) in London. Mr. Fitzpatrick represented pharmaceutical and other technology companies, investment banks and venture capitalists in a variety of transactions including numerous collaborations, mergers and acquisitions, intellectual property matters, licensing and financing activity.
•Mr. Fitzpatrick received a B.S. in mathematics from Georgetown University and a J.D. from the University of California, Berkeley (Boalt Hall).

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Executive Compensation Matters

PROPOSAL 2	Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. Stockholders are urged to read the sections titled “Base Salary,” "Equity Incentive Compensation" and “Summary Compensation Table” in this proxy statement, which discuss how our executive compensation policies and practices implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative discussions that accompany the compensation tables.

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.

The vote is advisory, which means that the vote is not binding on the Company, our Board or our Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Recommendation
The Board recommends a vote for the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this proxy statement.

36	Evofem Biosciences, Inc. | 2022 Proxy Statement

Executive Compensation Matters
Letter from the Compensation Committee Chair
To Our Stockholders:
DEAR FELLOW STOCKHOLDERS, As members of the Compensation Committee, our primary responsibility is to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay-for-performance philosophy, while allowing us the flexibility to attract, retain, develop and motivate highly qualified and skilled executives who can execute on our long-term strategy and drive value creation. Each year, we design our compensation program with the thorough review of market data from our peer group, the assistance of our third party independent compensation consultants, and a thoughtful review of the goals and levers that, if achieved, align with building long-term stockholder value.
The outcome of our 2021 Annual Meeting Say on Pay vote was a message from our stockholders that they had concerns with certain aspects of our executive compensation program as presented in last year’s proxy statement. Following the 2021 Annual Meeting Say on Pay vote, our Compensation Committee Chair, Tony O’Brien, directly engaged in an outreach to our stockholders to further understand stockholder concerns with our executive compensation program and solicit feedback on proposed program changes the Compensation Committee would be receptive to and further consider in response to that feedback. In addition, the Compensation Committee resolved to better inform and illustrate to stockholders how the existing compensation program for 2021 (as well as in other years) did align with achievement of corporate goals and the building of stockholder value, and likewise resulted in a substantial reduction in overall executive officer compensation when achievement of corporate goals and the building of stockholder value did not occur.
After aggregating the stockholder feedback and sharing it with our Board of Directors, we deliberated as a committee and made certain suggested changes to our executive compensation program for fiscal 2022. We believe that the changes for fiscal 2022 are responsive to the constructive feedback voiced by stockholders during the outreach process and are described in more detail in this Proxy Statement. These changes are effective for the 2022 calendar year. However, because our fiscal 2021 executive compensation program was already underway by the time of our 2021 Say on Pay vote, several pay decisions had already been made prior to this stockholder outreach. Nevertheless, because our 2021 compensation program did contain mechanisms aligning overall compensation with building stockholder value, when goals were not achieved in 2021 (and our stock price suffered as a result), the total compensation of our executive officers was correspondingly reduced from that of the previous year (2020). This corresponding overall compensation reduction is summarized in the Executive Compensation section on pages 42 and 44 of this Proxy Statement. Unfortunately, when the 2021 Say on Pay vote occurred, the stockholders could not yet see that the 2021 compensation program contained these important pay alignment features until the fiscal year had ended and reported in this Proxy Statement. We believe that the results of the 2021 program demonstrate that the executive compensation was indeed aligned with the building of stockholder value, as well as any failure to do so. Nevertheless, we are always receptive to stockholder concerns and have proactively reached out. We heard the concerns of our stockholders and have taken steps to further address the feedback we received to refine and enhance our overall executive compensation program. We welcome the opportunity to continue the dialogue with our stockholders, who may reach out with any questions or concerns related to our executive compensation program.
Correspondence can be addressed to our Secretary, as set forth on page 8 of this Proxy Statement.

Sincerely
Tony O’Brien
Compensation Committee Chair

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Executive Compensation Matters
Executive Compensation
Compensation Overview
We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the Securities Act), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. We are providing this “Compensation Overview” section in order to aid our stockholders’ understanding of our compensation programs and policies for our executive officers as well as the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”
Compensation Objectives and Philosophy
The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders so that we can build long-term stockholder value. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through structured cash bonuses based on pre-defined goals as well as long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including (i) the applicable executive’s scope of responsibilities, (ii) the strategic importance of the applicable executive’s role, (iii) the Company’s stage of development, (iv) relevant peer group data, (v) attainment of individual and overall company performance objectives, (vi) recruitment and/or retention concerns, and (vii) the results of the advisory vote of the stockholders on the “say-on-pay” proposal at the prior years’ annual meeting of the stockholders. Our Compensation Committee believes that substantial portions of executive compensation should be linked to the overall performance of our Company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and stockholder value should also be considered in the determination of each executive’s compensation.
Compensation Program Administration and Process
Roles and Compensation-Setting Process
Our executive compensation program is administered by the Compensation Committee, with guidance and input from each of our Chief Executive Officer and our compensation consultant, Anderson Pay Advisors LLC (Anderson).
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation for the next fiscal year, determined bonus and equity awards and established new performance objectives for the next fiscal year at one or more meetings held during the fourth quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, adjustments to the compensation of existing executives, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.
Generally, the Compensation Committee’s process comprises two related elements: (i) the determination of specific compensation packages for our executive officers, and (ii) the establishment of performance objectives for the next year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer for the Compensation Committee’s review and approval. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee in consultation with the Board, and the Compensation Committee recommends to the Board for approval any adjustments to her compensation as well as equity awards to be granted. Also, in each case, the Compensation Committee obtains and considers input from Anderson, including benchmarking data discussed below. Ms. Pelletier plays no role in determining her own salary, annual cash performance bonus or equity compensation.
Our Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the full Board for determination, the compensation package of our Chief Executive Officer (Saundra Pelletier) and each of our other named executive officers (currently, Justin J. File and Alex Fitzpatrick). Our Compensation Committee is composed entirely of independent directors who have never served as officers of the Company and operates under a written charter adopted and reviewed annually by our Board.

38	Evofem Biosciences, Inc. | 2022 Proxy Statement

Executive Compensation Matters
Role of Independent Compensation Consultant; Benchmarking
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Anderson to review our executive compensation programs and to assess our executive officers’ base salaries, target and actual total cash bonuses, long-term incentives and total compensation from a competitive standpoint. Anderson also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. For such services, we paid Anderson approximately $40,000 in 2021. Anderson performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management relating to compensation or other human resources related services except as it may relate to performing such services. The Compensation Committee has assessed the independence of Anderson pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Anderson from independently advising the Compensation Committee. As described herein, Anderson also assisted the Compensation Committee in defining the appropriate group of peer companies for analysis of our executive compensation and practices and in benchmarking our executive compensation program against the peer group.
Roles of Management in Determining Executive Compensation
The Compensation Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Our Chief Executive Officer makes recommendations to the Compensation Committee on the base salaries, target cash bonuses and performance measures, and equity compensation for our executives and other key employees. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation. Our Chief Executive Officer and certain other executives attend most of the Compensation Committee’s meetings, but the Compensation Committee also holds private sessions outside the presence of members of management and non-independent directors. The Compensation Committee discusses our Chief Executive Officer’s compensation package with her but makes decisions with respect to her compensation without her present. The Compensation Committee has delegated to management the authority to make certain decisions regarding compensation for employees other than executive officers. The Compensation Committee has not delegated any of its authority with respect to the compensation of the named executive officers.
Stockholder Engagement and Use of Stockholder Feedback
The Compensation Committee informally engages with the Company’s stockholders to gain feedback on our stockholders’ concerns and internal guidelines regarding executive compensation. The Compensation Committee then seeks to align those interests with the Company’s compensation policies. Following the negative “say-on-pay” vote at our 2021 Annual Meeting, our Compensation Committee implemented a more formal outreach program intended to gather feedback from our stockholders with respect to such “say on pay” vote. As a result, our Compensation Committee reached out to thirteen stockholders who (i) held more than 1% of our outstanding voting stock as of the 2021 Annual Meeting, (ii) voted against “say-on-pay” at our 2021 Annual Meeting, and (iii) were still EVFM stockholders as of September 30, 2021, based on 13-F data and other SEC filings. These stockholders represented over 45% of our outstanding voting stock as of May 12, 2021. Of these stockholders, only two accepted our invitation and held discussions with us to provide feedback to our Compensation Committee Chair related to our compensation policies. In response to stockholder feedback, in addition to the items set forth in the table below, the Compensation Committee acted to implement our “claw back” policy (described below) and to formalize existing practices and policies, such as four-year vesting of equity awards with a one-year cliff for new hires, and four-year vesting for refresh grants to existing employees to ensure continued alignment.

What We Heard	What We Did
Overall pay should be more aligned with Company performance
•Explained that this alignment is already built into our compensation policies. Much of our executive annual compensation is tied to annual company performance goals which, if not achieved, reduce each executive’s potential compensation in the applicable year. For example, in 2021, certain Company performance goals were not achieved. As a result, the potential value of equity awards for each current named executive was reduced by approximately 90%. Similarly, potential cash bonus compensation was reduced by an average of over 50%.
•Added stock price attainment as a component of our Company performance goals for 2022.
•Reduced our target long-term incentive compensation from the market 75th percentile of our peer group to the market 50th percentile of our peer group.

Cash compensation should be reduced
•Reduced our target annual cash salary and cash bonus from the market 75th percentile of our peer group to the market 50th percentile of our peer group.
•Neither Saundra Pelletier, nor Jay File, received an annual pay increase that was awarded to all other Company employees.
•Reduced cash payments to Board members for service on the Board by 20%.
•Explained that the need to retain our key executives during a period when equity incentives had limited value was the primary driver of cash compensation.

www.evofem.com	39

Executive Compensation Matters
Use of Compensation Peer Group Data
Each year since 2018, the Compensation Committee has engaged Anderson to provide compensation market data and recommendations to be used to establish compensation levels and plans for our executive officers for the following year.
In 2019, the Compensation Committee also engaged Anderson to develop a relevant peer group of companies (described below) and to perform a thorough compensation review and analysis of the Company’s executive compensation levels and plans when compared to this group of peers, including base salary, annual cash bonus and long-term equity incentive awards.
Such review and analysis revealed that total direct compensation of our executive officers as a group was in the 26th percentile when compared to our peer group, with our CEO’s total direct compensation in the 20th percentile, primarily due to the lack of value of such executive officers’ long-term equity awards. Based on this analysis, the Compensation Committee determined that it was important to provide competitive compensation packages to our executive officers that incentivize those officers to achieve significant corporate goals and that enable us to retain those executive officers, especially considering their unique and deep experience in the Company’s field of women’s health.
As a result, the Compensation Committee determined that for 2020 target base salary and cash bonus compensation for our named executive officers should be approximately equal to the 75th percentile for our peer group, and that long-term equity awards should be approximately equal to the 75th percentile for our peer group for a total direct compensation package that is between the 50th percentile and the 75th percentile for our peer group. In addition, the Compensation Committee determined that a significant portion of this compensation should align with building long-term stockholder value and be tied to critical performance milestones insuring the creation of that value.
For the 2021 performance cycle, the Compensation Committee again engaged Anderson to conduct a competitive review of executive compensation as compared to our peer group. This review and analysis revealed that annual cash salary and cash bonuses fell short of the target goal of the 75th percentile of our peer group. Nevertheless, for 2022, after consideration of stock performance and based in part on direct feedback from our stockholders, the Compensation Committee determined to lower the target pay positioning for both cash and equity from the market 75th percentile to the market 50th percentile for on-target performance. The most recent equity grants, from a value perspective, are an example of the shift. The value of those grants and overall total direct compensation delivered to the executive team fell well below prior levels and we anticipate falling below the median as well.
As discussed above, for 2022 our target goal for annual cash salary and annual cash bonus of our executives is to be at the 50th percentile of our peer group, and our target goal for long-term equity compensation of our executives is to be at the 50th percentile of our peer group.
Our Peer Group
In 2021, the Compensation Committee also worked with Anderson to review our peer group. For the 2021 performance cycle, the review resulted in reducing peer selection criteria with regard to market capitalization. The criteria were lowered from targeting peers with between $100M to $750M in market capitalization to targeting peers with less than $500M in market capitalization. Each year, the Compensation Committees reviews and approves our selected peer group. The committee considers several factors in development and refinement of the peer group. Key factors include:
•Industry (SIC): Pharmaceutical preparation (2834)
•Stage of business: Early-stage commercialization
•Market capitalization: Target range of $100M-$750M
•Revenue: Target range less than $100M
•Headcount: Target range less than 250 employees
•Geography: National
The Compensation Committee will continue to welcome constructive feedback from stockholders, stockholder advisory groups and other interested parties in consideration of our processes and, in particular, our benchmark peers. During 2021, our peer group consisted of the following 25 companies:

AcelRx Pharmaceuticals	Eagle Pharmaceuticals	MEI Pharma	Syndax
Agile Therapeutics	Eiger Biopharmaceuticals Inc.	ObsEva	Syros Pharmaceuticals
AMAG Pharmaceuticals	Flexion Therapeutics	Omeros	TherapeuticsMD
Ardelyx	ImmunoGen, Inc.	Puma Biotechnology, Inc.	Trevena
Chimerix	Kura Oncology	Recro Pharma, Inc.
Concert Pharmaceuticals	La Jolla Pharmaceutical	Rigel Pharmaceuticals
Cymabay Therapeutics	Lexicon Pharmaceuticals	Spero Therapeutics

40	Evofem Biosciences, Inc. | 2022 Proxy Statement

Executive Compensation Matters
For 2022, our peer group consists of the following 24 companies:

AcelRx Pharmaceuticals	Flexion Therapeutics	Omeros	Spectrum Pharmaceuticals
Agile Therapeutics	Kala Pharmaceuticals	Paratek Pharmaceuticals	TherapeuticsMD
Chimerix	La Jolla Pharmaceuticals	Puma Biotechnology, Inc.	Trevena
Concert Pharmaceuticals	Lexicon Pharmaceuticals	Recro Pharma, Inc.
Cymabay Therapeutics	MEI Pharma	Rigel Pharmaceuticals
Eagle Pharmaceuticals	ObsEva	scPharmaceuticals
Eiger BioPharmaceuticals Inc.	Otonomy	Sesen Bio
We believe that our selected peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. The executive employment market in our industry in the United States is very competitive because there are many high-growth life sciences companies in our region, many of which are larger and more established than we are. We believe our executive compensation must be competitive within such peer groups, yet fully aligned with our current stage of development and our responsibilities to stockholders.
Elements of Compensation
Our executive compensation program consists of the following forms of compensation:
•Base Salary
•Annual Performance Cash Bonus
•Long-term Equity Incentives
•Employee Stock Purchase Plan
•Employee Benefit Program
Base Salary
Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect the executive’s performance, experience and breadth of responsibilities, our understanding of salaries for similar positions within our industry and peer group and any other factors relevant to that particular job.
Base salaries are typically negotiated at the outset of an executive’s employment. Salary levels are considered annually as part of our performance review process, but also in cases including promotion or other change in the job responsibilities of an executive officer. For named executive officers, initial base salaries generally are established in connection with negotiation of an offer of employment and an employment agreement. Increases in base salary have several elements. In addition to promotion and increased responsibilities, merit and Company-wide general increases are also taken into consideration. Salaries of our named executive officers for fiscal year 2021 and certain prior years are also reported in the Summary Compensation Table under the heading “Summary Compensation Table” on page 46 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 10, 2022.
The following table shows the base salary for each of our current named executive officers for 2021 and as approved for fiscal 2022:

Name	2021 ($)	2022 ($)	Increase
Saundra Pelletier	812,083	812,083	—
Justin J. File	589,240	589,240	—
Alex Fitzpatrick	469,310	488,083	4%

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Executive Compensation Matters
Annual Performance Cash Bonuses
Each year, the Compensation Committee recommends, and the Board approves and establishes, the target cash incentive opportunity for each executive officer assuming full achievement of certain significant corporate goals that are also reviewed and approved by the Board. The following table shows the possible cash bonus incentive for each of our current named executive officers for fiscal 2021, (each expressed as a percentage of annual base salary) and in actual dollar awarded:

Name and Principal Position	Year Ended December 31st	Cash Incentive % of Annual Salary Actually Earned	Cash Incentive Bonus Actually Earned ($)	Year Over Year Reduction
Saundra Pelletier, Chief Executive Officer	2021	55%	$401,981	(62)%
	2020	100%	$1,045,850
Justin J. File, Chief Financial Officer	2021	41%	$218,755	(51)%
	2020	75%	$444,932
Alex Fitzpatrick, General Counsel	2021	28%	$116,154	(49)%
	2020	50%	$225,630
At the end of the fiscal year, the Compensation Committee reviews and approves the level of the Company’s achievement against the applicable corporate goals. In reviewing the Company’s level of achievement against the applicable corporate goals for fiscal 2021, the Compensation Committee determined that the Company executed on some but not all of its corporate objectives, and as a result achieved some, but not all, of its corporate goals. As a result, the Compensation Committee approved the recommended incentive cash bonus funding levels in an amount less than the possible target bonus percentages as set forth in the table above.
As illustrated in the above table, the 2021 compensation program, consistent with prior years, was designed to reward achievement of the goals that build stockholder value. When certain goals were not achieved, the incentive bonus payouts were reduced. In 2021, approximately half of these weighted goals were achieved resulting in only partial payout of the potential cash incentive bonus. At the time of last year’s Proxy/Say on Pay vote, the results of the 2021 program were not yet complete so stockholders could not yet see the alignment of executive compensation with Company performance. The above table shows this program in practice highlighted by a 62% reduction in CEO cash bonus in 2021 compared with 2020. In addition to other changes we have made in response to our stockholder outreach, we have likewise designed our 2022 cash incentive bonus program to reward achievement of those key drivers of stockholder value.
The corporate goals established by the Compensation Committee for 2021 related to corporate finance objectives, the creation of patient access to Phexxi, complete enrollment in our pivotal Phase 3 clinical trial (EVOGUARD) of EVO100 for the prevention of chlamydia infection and gonorrhea infection in women, and the elevation of the profile of the Company, its strategy, products and product candidates, all measured with specific performance metrics.
For 2022, the Compensation Committee has established the following goals which must be achieved in order for the named executive officers to fully realize their potential annual cash bonus amounts:
•Achieve net revenue of at least $35 million in 2022;
•Report EVOGUARD Phase 3 top line data in the second half of 2022;
•Identify and commence qualification of a secondary third-party contract manufacturing organization that can serve our manufacturing needs in the United States and the rest of the world; and
•Enter into a license and/or distribution agreement with a third party for sale of Phexxi outside the United States
Following the determination of corporate achievement, the Compensation Committee will also consider the performance of each named executive officer in arriving at the individual awards, if any, to be made, provided that no award will exceed the target percentage of annual base salary for annual bonus. The Compensation Committee believes this flexibility is an important tool to aid in the retention of key talent, reward significant achievement by individual executives, motivate executives and recognize management decision-making focused on generating long-term value for stockholders over short-term achievement of the corporate objectives. The total cash bonus amounts for fiscal 2021 and certain prior years for our named executive officers are reported in the Summary Compensation Table included under the heading “Summary Compensation Table” on page 46 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 10, 2022.
Discretionary Bonuses
Although, from time to time, we have utilized discretionary retention or other bonus awards as a compensation tool to reward extraordinary performance by executives in a given year and to retain key executives, we have discontinued this practice and our Compensation Committee’s policy is to no longer grant such discretionary bonuses. We believe that signing bonuses are consistent with our overall executive compensation philosophy to achieve our recruiting objectives, so we may award certain signing bonuses to new executives in the future.

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Long-term Equity Incentive Awards
In addition, we grant stock options and restricted stock to our employees within a competitive range of the market to complement cash salaries and cash incentives, incentivize new hires to achieve our corporate and strategic goals, and align executive compensation with the long-term interests of our stockholders and stock value. We historically provided stock option grants to our named executive officers upon their initial hiring, as negotiated in their employment agreements or offer letters. The Compensation Committee has the discretion to grant stock option awards and restricted stock awards to promote high performance and achievement of our corporate objectives by our executives at any time of the year. The Compensation Committee does not currently have a policy for the automatic awarding of equity awards to the named executive officers or our other employees, nor do we have any formal plan that requires us to award equity or equity-based compensation to any executive on a year-to-year basis. The timing of our typical equity awards is determined in advance. In general, we do not anticipate option grants on dates other than the scheduled meetings of the Compensation Committee. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined.
In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate in accordance with the Amended and Restated 2014 Plan or the 2018 Inducement Equity Incentive Plan, as the case may be. Our Chief Executive Officer typically provides recommendations to the Compensation Committee for equity grants to the executive officers, taking into account each executive’s performance, achievements, and other criteria deemed relevant. The Compensation Committee reviews the proposed grants, but reserves the right to reject or modify such recommendations. In addition, our Chief Executive Officer has limited discretionary authority to grant stock options under the Amended and Restated 2014 Plan to our non-executive employees, subject to certain volume limitations.
We size equity grants based on market data that expresses the awards as a percent of common shares outstanding. This sizing approach is helpful to ensure that the dilutive effects of the grants are reasonable. The exercise price of the stock options will equal the closing price of our common stock published by Nasdaq on the date of the grant and the term of the options will be 10 years from the date of the grant. The Compensation Committee has taken a two-tiered approach to vesting in order to align executive compensation with long-term stockholder value. The first consists of longer term, time-based vesting for certain awards, and the second relies on performance-based vesting for certain awards that are tied to critical, more immediate goals fundamental to the Company’s mission to achieve commercial success.
The Compensation Committee has resolved that, absent unusual circumstances, stock options be granted to new hires with a vesting term of four years, with 25% vesting at the first anniversary of the date of grant and the remaining amount vesting in 36 equal monthly installments thereafter. For existing employees, the Compensation Committee has resolved that, absent unusual circumstances, time-based vesting stock options be granted with a vesting term of four years, vesting in 48 equal monthly installments. For restricted stock generally, vesting is based on achievement of critical performance goals. Further, the Compensation Committee selects these performance goals with a view to aligning executives’ performance with long-term stockholder value. For 2022, the Compensation Committee has established the following goals which must be achieved for performance based restricted stock granted in 2022 to vest:
•Completion of capital raise(s) aggregating $50M in gross proceeds to the Company
•Achieve net revenue of at least $35M
•Achieve Nasdaq closing price of at least $1.00 for at least 5 consecutive trading days
Equity awards generally do not accelerate upon a change of control; however, under each of the Amended and Restated 2014 Plan and the 2018 Inducement Equity Incentive Plan, our Board has discretion to accelerate vesting upon a change of control. The Compensation Committee also has sole discretion with respect to the tax treatment for equity awards and may decide to (1) facilitate the sale of a sufficient number of the granted shares to cover taxes, (2) require that shares having a value equal to the tax burden be withheld by the Company with the Company paying the tax in cash to the relevant taxing authority, or (3) require employees to be responsible for their own taxes. The value of any shares used to cover taxes will be calculated based on the closing stock price of the shares on the date of vesting of the shares and will be paid in proportion to the vesting schedule of the shares. The equity awards granted to our named executive officers for fiscal 2021 and certain prior years are reported in the Summary Compensation Table included under the heading “Summary Compensation Table” on page 46 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 10, 2022.
Equity Incentive Compensation
Historically, we have generally granted stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also have historically granted stock options on an annual basis as part of annual performance reviews of our employees. From time to time, we have also granted, and intend to continue to grant, restricted stock awards to our executive management team, including our named executive officers, and certain non-executive employees, which typically vest in accordance with the Company’s achievement of certain performance goals in the year.
We believe that the performance-based vesting of restricted stock grants illustrates the alignment between overall executive compensation and building long-term stockholder value. For example, when important goals such as FDA approval of our first product, Phexxi, were achieved in 2020, a portion of these restricted stock grants vested. However, in 2021, when performance goals were not achieved, and our stock price suffered as a result, a large portion of the 2021 restricted stock grants to our executive officers were forfeited. As illustrated in the table below, failure to achieve key Company goals resulted in a reduction in performance based equity compensation to our current named executive officer of approximately 90%.
The following table shows the values of restricted stock awards ultimately vested against the goals set by the Compensation Committee to our current named executive officers in 2020 and 2021, which were determined by the closing price of the Company's common stock on the vesting dates.

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Name and Principal Position	Year Ended December 31st	Value of Performance Based Restricted Stock Awards	Year Over Year Reduction
Saundra Pelletier, Chief Executive Officer	2021	$171,400	(87)%
	2020	$1,302,900
Justin J. File, Chief Financial Officer	2021	$68,560	(90)%
	2020	$651,450
Alex Fitzpatrick, General Counsel	2021	$68,560	(90)%
	2020	$651,450

On February 5, 2020, the Company granted Ms. Pelletier, Mr. File, and Mr. Fitzpatrick options to purchase 300,000, 100,000, and 100,000 shares of our common stock, respectively, with an exercise price of $4.87 per share, which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 5, 2020. Additionally, on February 5, 2020, the Company granted Ms. Pelletier, Mr. File, and Mr. Fitzpatrick 300,000, 150,000, and 150,000 shares of common stock, respectively, issued as restricted stock awards, all of which vested during the year upon achievement of certain performance milestones. Of these restricted stock awards, the Company withheld 187,050, 93,492, and 78,879 shares of common stock, respectively, to satisfy statutory tax withholding requirements upon vesting of these restricted stock awards in 2020.
On February 3, 2021, the Company granted Ms. Pelletier, Mr. File, and Mr. Fitzpatrick options to purchase 700,000, 150,000, and 150,000 shares of our common stock, respectively, with an exercise price of $3.25 per share, which vest in a series of forty-eight (48) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 3, 2021. Additionally, on February 3, 2021, the Company granted Ms. Pelletier, Mr. File, and Mr. Fitzpatrick 500,000, 200,000, and 200,000 shares of common stock, respectively, issued as restricted stock awards. Of these restricted stock awards, 200,000, 80,000, and 80,000 shares vested, respectively, during the year upon achievement of certain performance milestones, and the Company withheld 105,300, 42,280, and 42,120 shares of common stock, respectively, to satisfy statutory tax withholding requirements upon vesting of these restricted stock awards in 2021.
On February 18, 2022, the Company granted Ms. Pelletier, Mr. File, and Mr. Fitzpatrick options to purchase 750,000, 450,000, and 300,000 shares of our common stock, respectively, with an exercise price of $0.49 per share, which vest in a series of forty-eight (48) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 18, 2022. Additionally, on February 18, 2022, the Company granted Ms. Pelletier, Mr. File, and Mr. Fitzpatrick 750,000, 450,000, and 300,000 shares of common stock, respectively, issued as restricted stock awards, which are subject to vesting upon the verification by our Compensation Committee of the achievement of certain to the Company’s achievement of certain performance milestones in 2022.
Our Chief Executive Officer's Compensation
As set forth above, one of the key drivers in the Compensation Committee’s determination of the compensation of our Chief Executive Officer is company performance. The following table shows the total compensation of our Chief Executive Officer for each of 2020 (a year in which all corporate goals were achieved) and 2021 (a year in which some, but not all, corporate goals were achieved), in each case, excluding the value of options (all of which are out-of-the money as of the date hereof). As seen in the table, after excluding the value of out-of-the-money options, our Chief Executive Officer’s compensation decreased by 55% in 2021 as compared to 2020.

Name	Year Ended December 31st	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	All Other Compensation ($)	Total ($)	Reduction Year over Year
Saundra Pelletier	2021	$812,083	$401,981	$171,400	$20,521	$1,405,985	(55)%
	2020	$780,850	$1,045,850	$1,302,900	$14,744	$3,144,344

Employee Stock Purchase Plan
We also maintain our 2019 Employee Stock Purchase Plan (the 2019 ESPP), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, to promote stock ownership by employees. Under the 2019 ESPP, eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions. Eligible employees are able to select a rate of payroll deduction between 1% and 15% of their eligible compensation. The 2019 ESPP is implemented through a series of six-month offering periods.

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The purchase price for shares of our common stock under the 2019 ESPP is 85% of the lower of the fair market value of our common stock on (i) the first day of each offering period and (ii) the purchase date for each purchase interval. Purchases under the 2019 ESPP are subject to certain limitations, including a maximum number of shares that each participant may purchase on each purchase date of the number of shares obtained by dividing $25,000 by the then current market price, a maximum number of shares that may be purchased in total by all participants on each purchase date equal to the then remaining available shares under the 2019 ESPP, and the $25,000 annual limit under the Internal Revenue Code. In addition, under no circumstances will purchase rights be granted under the 2019 ESPP to any eligible employee if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of our company or any parent or subsidiary.
Benefits Plans
We also provide group life insurance, health, vision and dental care insurance to all employees, including the executive officers. These benefits do not discriminate in scope, terms or operation in favor of the named executive officers. All such benefits terminate at the time each individual is no longer employed with the Company or as otherwise provided in the applicable employment agreement. All of our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We maintain a 401(k) defined contribution plan, which is our primary retirement benefit for employees, including executives. The Company makes a safe-harbor contribution of 3% of each employee’s gross earnings, including executives, subject to Internal Revenue Service limitations. Although permitted under the plan, we have not matched employee contributions to the 401(k) plan. We do not provide our executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan. We generally do not offer our named executive officers any material compensation in the form of perquisites, but any perquisites provided to our named executive officers and described in the footnote to the Summary Compensation Table included in the Summary Compensation Table under the heading “Summary Compensation Table” on page 46 of this Proxy Statement and also in Part III of our Annual Report on Form 10-K filed with the SEC on March 3, 2022 are offered to encourage the long-term retention of our executives.
Other Compensation Practices
Limits on Hedging and Pledging
As part of our insider trading policy, all employees, including named executive officers, and members of our Board are prohibited from engaging in certain types of hedging transactions involving our securities, specifically short sales and purchases or sales of puts, calls or other derivative securities. Our insider trading policy also prohibits certain types of pledges of our securities by all employees, including executive officers, and members of our Board, specifically purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan, with an exception for transactions with the pre-approval of our Chief Compliance Officer.
Clawback Policy
In 2020, the Board resolved to adopt a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers under certain circumstances. In February of 2021, the Compensation Committee formally adopted such a clawback policy. Our clawback policy provides that in the event the Company determines it must restate its financial results as reported in a Form 10-K, Form 10-Q or other report filed with the Securities and Exchange Commission to correct an accounting error due to material noncompliance with any financial reporting requirement under the U. S. federal securities laws (a Restatement), the Company will seek to recover, at the direction of the Compensation Committee after it has reviewed the facts and circumstances that led to the requirement for the Restatement and the costs and benefits of seeking recovery, incentive compensation (cash and equity-based) awarded or paid within one year following the filing of the financial report giving rise to the Restatement to a covered officer whose intentional misconduct caused or contributed to the need for the Restatement for a fiscal period if a lower award or payment would have been made to such covered officer based upon the restated financial results. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer.

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Executive Compensation Matters
Summary Compensation Table
Summary Compensation Table
The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during the years ended December 31, 2021 and 2020:

Name and Principal Position	Year Ended December 31,	Salary ($)		Bonus ($)(1)		Restricted Stock Awards(2) ($)		Option Awards(2) ($)		All Other Compensation(3) ($)		Total ($)
Saundra Pelletier Chief Executive Officer	2021	812,083		401,981		171,400	(4)	1,787,940	(5)	20,521	(6)	3,193,925
	2020	780,850		1,045,850	(7)	1,302,900	(8)	1,044,000	(9)	14,744		4,188,344
Justin J. File Chief Financial Officer	2021	589,240		218,755		68,560	(10)	383,130	(11)	1,242		1,260,927
	2020	566,577		444,932	(12)	651,450	(13)	348,000	(14)	3,076		2,014,035
Russ Barrans(15) Chief Commercial Officer	2021	471,960	(16)	110,726		117,330	(17)	383,130	(18)	67,030	(19)	1,150,176
	2020	491,625		265,813	(20)	816,450	(21)	348,000	(22)	5,538		1,927,426
Alexander A. Fitzpatrick(23) General Counsel	2021	469,310		116,154		68,560	(24)	383,130	(25)	8,740	(26)	1,045,894
	2020	451,260		225,630	(27)	651,450	(28)	348,000	(29)	1,242		1,677,582
(1)Consists of a bonus as approved by the Compensation Committee in respect of the named executive officer's performance and the Company’s performance during 2021.
(2)Amounts listed in this column represent the aggregate fair value on the date of vesting of the Company’s equity awards granted to the named executive officers determined in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718). See Note 11 to our Consolidated Financial Statements included in our Annual Report for details as to the assumptions used to determine the fair value of these awards.
(3)All Other Compensation primarily includes premiums paid for group term life insurance, except for Ms. Pelletier, Mr. Barrans, and Mr. Fitzpatrick as discussed in note (6), (19), and (26), respectively, below.
(4)On February 3, 2021, the Company granted Ms. Pelletier 500,000 shares of common stock issued as Restricted Stock Awards (RSAs), of which 200,000 vested in connection with the Company’s achievement of certain performance milestones in 2021. Of these RSAs, the Company withheld 105,300 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2021.
(5)On February 3, 2021, the Company granted Ms. Pelletier 700,000 stock options which vest in a series of forty-eight (48) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 3, 2021.
(6)All Other Compensation for Ms. Pelletier includes (i) a $1,242 premium paid for group term life insurance and (ii) $19,279 in fringe benefits paid on behalf of Ms. Pelletier.
(7)Consists of (i) an executive officer bonus in the amount of $215,000 paid to Ms. Pelletier in her capacity as the Company’s Chief Executive Officer, (ii) a bonus in the amount of $50,000 for the achievement of certain performance milestone by Ms. Pelletier and (iii) a bonus in the amount of $780,850 as approved by the Compensation Committee in respect of her performance and the Company’s performance during 2020.
(8)On February 5, 2020, the Company granted Ms. Pelletier 300,000 shares of common stock issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 187,050 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2020.
(9)On February 5, 2020, the Company granted Ms. Pelletier 300,000 stock options, which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 5, 2020.
(10)On February 3, 2021, the Company granted Mr. File 200,000 shares of common stock issued as RSAs, of which 80,000 vested in connection with the Company’s achievement of certain performance milestones in 2021. Of these RSAs, the Company withheld 42,280 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2021.
(11)On February 3, 2021, the Company granted Mr. File 150,000 stock options, which vest in a series of forty-eight (48) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 3, 2021.
(12)Consists of (i) a bonus in the amount of $20,000 for the achievement of certain performance milestone by Mr. File and (ii) a bonus in the amount of $424,932 as approved by the Compensation Committee in respect of his performance and the Company’s performance during 2020.
(13)On February 5, 2020, the Company granted Mr. File 150,000 shares of common stock issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 93,492 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2020.
(14)On February 5, 2020, the Company granted Mr. File 100,000 stock options, which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 5, 2020.
(15)Russ Barrans retired from his position as Chief Commercial Officer in November 2021.

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(16)Consists of (i) $447,379 paid to Mr. Barrans pursuant to Mr. Barrans employment agreement with the Company and (ii) $24,581 paid to Mr. Barrans for vacation payout.
(17)On February 3, 2021, the Company granted Mr. Barrans 200,000 shares of common stock issued as RSAs, of which 80,000 vested in connection with the Company's achievement of certain performance milestones in 2021. Of these RSAs, the Company withheld 31,480 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the RSAs during 2021. The Company also withheld 19,998 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the third tranche of RSAs during 2021 that were granted in July 2019.
(18)On February 3, 2021, the Company granted Mr. Barrans 150,000 stock options, which vest in a series of forty-eight (48) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 3, 2021.
(19)All Other Compensation for Mr. Barrans includes (i) a $3,119 premium paid for group term life insurance and (ii) $63,911 in severance pay.
(20)Consists of (i) a bonus in the amount of $20,000 for the achievement of certain performance milestone by Mr. Barrans and (ii) a bonus in the amount of $245,813 as approved by the Compensation Committee in respect of his performance and the Company’s performance during 2020.
(21)On February 5, 2020, the Company granted Mr. Barrans 150,000 shares of common stock issued as RSAs, which fully vested in connection with the Company's achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 38,731 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the RSAs during 2020. The Company also withheld 20,381 shares of common stock to satisfy statutory tax withholding requirements upon vesting of the second tranche RSAs during 2020 that were granted in July 2019.
(22)On February 5, 2020, the Company granted Mr. Barrans 100,000 stock options, which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 5, 2020.
(23)Alex Fitzpatrick became a named executive officer as of December 31, 2021 as a result of Mr. Barrans’ retirement.
(24)On February 3, 2021, the Company granted Mr. Fitzpatrick 200,000 shares of common stock issued as RSAs, of which 80,000 vested in connection with the Company’s achievement of certain performance milestones in 2021. Of these RSAs, the Company withheld 42,120 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2021.
(25)On February 3, 2021, the Company granted Mr. Fitzpatrick 150,000 stock options which vest in a series of forty-eight (48) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 3, 2021.
(26)All Other Compensation for Mr. Fitzpatrick includes (i) a $2,322 premium paid for group term life insurance and (ii) $6,418 in fringe benefits paid on behalf of Mr. Fitzpatrick.
(27)Consists of a bonus in the amount of $225,630 as approved by the Compensation Committee in respect of Mr. Fitzpatrick's performance and the Company’s performance during 2020.
(28)On February 5, 2020, the Company granted Mr. Fitzpatrick 150,000 shares of common stock issued as RSAs, which fully vested in connection with the Company’s achievement of certain performance milestones in 2020. Of these RSAs, the Company withheld 78,879 shares of common stock to satisfy statutory tax withholding requirements upon vesting of such RSAs during 2020.
(29)On February 5, 2020, the Company granted Mr. Fitzpatrick 100,000 stock options which vest in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service for the Company measured from the vesting commencement date of February 5, 2020.
Employment, Severance and Separation Agreements
Current Executive Officers
Our current executive officers (Ms. Pelletier, Mr. File and Mr. Fitzpatrick) were each appointed to their offices in January 2018 in connection with the Merger (as defined in the “Related Person Transactions” section below). The amounts reported for each of them in the Summary Compensation Table above, includes compensation paid to or earned by them pursuant to offer letters for their services provided as our executive officers pursuant to their offer letters and subsequent employment agreements described below.
Current Employment Agreements
On July 2, 2018, we entered into employment agreements with each of Ms. Pelletier, Mr. File and Mr. Fitzpatrick. Pursuant to the terms of these agreements, each of Ms. Pelletier, Mr. File and Mr. Fitzpatrick is eligible to receive an annual base salary of $812,083, $589,240 and $488,083, respectively, and target bonuses as a base salary in amounts up to 100%, 75% and 50% respectively, payable in the discretion of our Board.
The employment agreements also entitle these executive officers to (i) participate in benefit/welfare plans and fringe benefits provided generally to our senior executives, (ii) receive reimbursement for ordinary and reasonably incurred business expenses and (iii) receive paid vacation and holiday time in accordance with policies generally applicable to our senior executives. Each executive officer may terminate his or her employment for good reason after giving us thirty days to correct or “cure” the circumstances giving rise to a termination for good reason, and each executive officer may terminate his or her employment upon at least thirty days’ prior written notice to us for any reason other than for good reason. We may terminate the employment of each executive officer without prior written notice for cause or in the event of the executive officer’s disability. We may also terminate the employment of each executive officer without cause on thirty days’ prior written notice. The employment agreements will be automatically terminated upon the death of the applicable executive officer. If an executive officer’s employment is terminated by us for cause, by reason of his or her death or disability, as a result of the applicable executive officer without good reason, we agreed to pay the terminated executive officer the amount of our accrued obligations as of the date of such termination. If an executive officer’s employment is terminated without cause or the applicable executive officer resigns for good reason, then we have agreed to make the payments set forth below.

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Executive Compensation Matters
Severance Obligations
Saundra Pelletier
If Ms. Pelletier is terminated by us other than for cause or Ms. Pelletier resigns for good reason, then pursuant to her employment agreement, we have agreed to pay and provide to Ms. Pelletier: (i) all accrued obligations as of the date of termination, (ii) any accrued but unpaid bonus for the prior fiscal year, (iii) a pro-rated bonus for the year in which the termination occurs as of her termination date, (iv) an amount equal to eighteen months of her then-current base salary in a lump sum and (v) eighteen months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, fifty percent (50%) of any unvested and outstanding equity interests Ms. Pelletier may have shall immediately vest and become exercisable, in each case subject to the conditions outlined in her equity agreements. If Ms. Pelletier’s employment is terminated without cause or if Ms. Pelletier resigns for good reason, in each case within three months prior to or twelve months following a change of control, then we have agreed to pay and provide to Ms. Pelletier: (i) all accrued obligations as of the date of termination, (ii) an amount equal to twenty-four months of her then-current base salary in a lump sum, (iii) any accrued but unpaid bonus for the prior fiscal year, (iv) her target annual bonus for the year in which the termination occurs at the rate in effect immediately prior to such termination multiplied by a factor of 2.0 and (v) twenty-four months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, any unvested and outstanding equity interests Ms. Pelletier may have shall fully vest and become exercisable, in each case subject to the conditions outlined in her equity agreements.
Justin J. File and Alexander Fitzpatrick
If Justin J. File or Alexander Fitzpatrick (each, a Non-CEO Executive) is terminated by us other than for cause or a Non-CEO Executive resigns for good reason, then we have agreed to pay and provide to each Non-CEO Executive: (i) all accrued obligations as of the date of termination, (ii) any accrued but unpaid bonus for the prior fiscal year, (iii) a pro-rated bonus for the year in which the termination occurs as of his termination date, (iv) an amount equal to twelve months of his or her then-current base salary in a lump sum and (v) twelve months of continuing health benefits coverage, each subject to the conditions outlined in their respective agreements. In addition, fifty percent (50%) of any unvested and outstanding equity interests a Non-CEO Executive may have shall immediately vest and become exercisable, in each case subject to the conditions outlined in his or her equity agreements. If a Non-CEO Executive’s employment is terminated without cause or if a Non-CEO Executive resigns for good reason, in each case within three months prior to or twelve months following a change of control, then we have agreed to pay and provide to such Non-CEO Executive: (i) all accrued obligations as of the date of termination, (ii) an amount equal to eighteen months of his then-current base salary in a lump sum, (iii) any accrued but unpaid bonus for the prior fiscal year, (iv) his target annual bonus for the year in which the termination occurs at the rate in effect immediately prior to such termination multiplied by a factor of 1.5 and (v) eighteen months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. In addition, any unvested and outstanding equity interests a Non-CEO Executive may have shall fully vest and become exercisable, in each case subject to the conditions outlined in his equity agreements.
Russell Barrans
Russell Barrans retired as the Company’s Chief Commercial Officer on November 15, 2021. In connection with Mr. Barrans’ retirement, on November 12, 2021, the Company entered into a separation agreement with Mr. Barrans (the Barrans Separation Agreement). The Barrans Separation Agreement includes a customary release of claims against the Company that are or may be held by Mr. Barrans and entitles Mr. Barrans to (i) a severance payment equal to $511,290, which represents twelve months in value of Mr. Barrans’ base salary and is payable, at the Company’s election, in a lump sum or by normal payroll until April 30, 2022, and (ii) a prorated performance bonus for fiscal year 2021 of $110,726. The foregoing description of the Barrans Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Barrans Separation Agreement filed as Exhibit 10.2 to the quarterly report on Form 10-Q for the quarter ended September 30, 2021 and incorporated by reference herein.
Severance Tax Matters
All payments made and benefits available to each executive officer in connection with his or her employment agreement will or were intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, (the Code) in accordance with the terms of his or her employment agreement. In the event the benefit provided to an employee (i) constitutes “parachute payments” within the meaning of Section 280G of the Code, and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then such “Payments” will be reduced. The reduced amount will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount results in the executive officer’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in payments or benefits constituting “parachute payments” is necessary to limit or avoid a certain employee’s excise tax, the reduction shall occur at the election of such employee (provided, however, that such election shall be subject to our approval if made on or after the effective date of the event that triggers the Payment) and may reduce cash payments, cancel accelerated vesting of stock award, and/or reduce employee benefits in any order or combination that maximizes the amount of such reduced amount. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such executive officer’s stock awards unless the executive officer elects a different order for cancellation.

48	Evofem Biosciences, Inc. | 2022 Proxy Statement

Executive Compensation Matters
Outstanding Equity Awards at December 31, 2021
The following table shows the outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Saundra Pelletier	6,719	(1)	—	79.87	6/3/2013	6/3/2023
	42,076	(2)	—	46.36	9/28/2016	9/28/2026
	825,000		—	7.29	3/12/2018	3/12/2028
	313,500		—	2.10	7/31/2018	7/31/2028
	284,625		—	3.45	11/28/2018	11/28/2028
	183,333		116,667	4.87	2/5/2020	2/5/2030
	145,833		554,167	3.25	2/3/2021	2/3/2031
Justin J. File	23,099	(3)	—	46.36	9/28/2016	9/28/2026
	300,000		—	7.29	3/12/2018	3/12/2028
	114,000		—	2.10	7/31/2018	7/31/2028
	103,500		—	3.45	11/28/2018	11/28/2028
	61,111		38,889	4.87	2/5/2020	2/5/2030
	31,250		118,750	3.25	2/3/2021	2/3/2031
Alexander A. Fitzpatrick	275,000		—	7.29	3/12/2018	3/12/2028
	104,500		—	2.10	7/31/2018	7/31/2028
	100,000		—	3.45	11/28/2018	11/28/2028
	61,111		38,889	4.87	2/5/2020	2/5/2030
	31,250		118,750	3.25	2/3/2021	2/3/2031
Russell Barrans(5)	5,133	(4)	—	46.36	9/28/2016	9/28/2026
	260,000		—	7.29	3/12/2018	3/12/2028
	98,800		—	2.10	7/31/2018	7/31/2028
	97,222		—	3.45	11/28/2018	11/28/2028
	58,333		—	4.87	2/5/2020	2/5/2030
	28,125		—	3.25	2/3/2021	2/3/2031
(1)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase 261,784 shares of Private Evofem common stock, which were fully vested upon grant, at an exercise price of $2.05 per share awarded to the executive by Evofem Operations in 2013 (See more detail described in Note 3 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018).
(2)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase an aggregate of 1,639,404 shares of Private Evofem common stock at an exercise price of $1.19 per share awarded to the executive by Private Evofem in 2016.
(3)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase an aggregate of 900,000 shares of Private Evofem common stock at an exercise price of $1.19 per share awarded to the executive by Private Evofem in 2016.
(4)The share numbers and exercise prices reflected are those of options issued to the executive upon completion of the Merger in January 2018. These options were issued upon completion of the Merger in exchange for options to purchase 200,000 shares of Private Evofem Common stock at an exercise price of $1.19 per share awarded to the executive by Private Evofem in 2016.
(5)Russell Barrans retired as the Company’s Chief Commercial Officer on November 15, 2021.

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Executive Compensation Matters
Employee Benefit and Equity Incentive Plans
Stock Compensation Plans - Summary of the Amended and Restated 2014 Plan
The Company initially adopted the 2007 Stock Plan (the 2007 Plan) in March 2007, under which 211,893 shares of common stock were reserved for issuance to employees, non-employee directors, and consultants of the Company. The Company ceased granting any additional awards under our 2007 Plan, and presently grants equity awards under the Amended and Restated 2014 Plan.
On September 15, 2014, our Board adopted, and our stockholders approved, the 2014 Equity Incentive Plan. The 2014 Equity Incentive Plan, as amended and restated, provides incentives that will assist us to attract, retain, and motivate employees, including officers, consultants, and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and units and other cash-based or share-based awards. In addition, the Amended and Restated 2014 Plan contains a mechanism through which we may adopt a deferred compensation arrangement in the future.
A total of 166,666 shares of our common stock was initially authorized and reserved for issuance under the Amended and Restated 2014 Plan. As of February 28, 2022, a total of 2,586,728 shares of our common stock were reserved and available for issuance under the Amended and Restated 2014 Plan. Per the terms of the Amended and Restated 2014 Plan, this reserve will automatically increase on each January 1 through 2024, by an amount equal to the smaller of:
•4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; or
•an amount determined by our Board.
Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Amended and Restated 2014 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Amended and Restated 2014 Plan.
The Amended and Restated 2014 Plan is administered by the Compensation Committee of our Board. Pursuant to the provisions of the Amended and Restated 2014 Plan, the Compensation Committee determines, in its discretion, the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Compensation Committee has the authority to construe and interpret the terms of the Amended and Restated 2014 Plan and awards granted under it. The Amended and Restated 2014 Plan provides, subject to certain limitations, for indemnification by us of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended and Restated 2014 Plan.
In the event of a change in control as described in the Amended and Restated 2014 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the Amended and Restated 2014 Plan or substitute substantially equivalent awards. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full upon a change in control. Any award held by a participant whose service has not terminated prior to a change in control that is not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Notwithstanding the foregoing, except as otherwise provided in an award agreement governing any award, in the discretion of the Compensation Committee, any award that is not assumed, continued, or substituted for in connection with a change in control shall, subject to the provisions of applicable law, become fully vested and exercisable and/or settleable as of a date prior to, but conditioned upon, the consummation of the change in control. The Amended and Restated 2014 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award (and each unvested share, if so determined by the Compensation Committee) of an amount equal to the excess of the fair market value of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award. The vesting schedules of all outstanding options of the Company, excluding any shares issuable pursuant to the assumed equity incentive plan of Private Evofem, were fully accelerated in connection with the Merger and termination of employment or service arrangement with the Company.
The Amended and Restated 2014 Plan will continue in effect until it is terminated, provided, however, that all awards will be granted, if at all, within ten years of its effective date. The Compensation Committee may amend, suspend or terminate the Amended and Restated 2014 Plan at any time, provided that without stockholder approval, the Amended and Restated 2014 Plan cannot be amended by the Compensation Committee without stockholder approval, except as described above, to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

50	Evofem Biosciences, Inc. | 2022 Proxy Statement

Executive Compensation Matters
Summary of the 2018 Inducement Equity Incentive Plan
On July 24, 2018, upon the recommendation of our Compensation Committee, the Board approved our 2018 Inducement Equity Incentive Plan and reserved 250,000 shares of our common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the company, as an inducement to the individual’s entry into employment with the company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. On February 25, 2020, the Board approved an increase to the number of shares of our common stock reserved and available for issuance under the 2018 Inducement Equity Incentive Plan to 1,250,000. The 2018 Inducement Equity Incentive Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4). The 2018 Inducement Equity Incentive Plan provides for the grant of equity-based awards, including options, restricted and unrestricted stock awards, and other stock- based awards, and its terms are substantially similar to the Amended and Restated 2014 Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception. As of February 28, 2022, there were 385,084 shares of options outstanding and 850,268 shares available for grant under the 2018 Inducement Equity Incentive Plan.
2019 Employee Stock Purchase Plan
On May 7, 2019, the Board approved the 2019 ESPP, which was approved by stockholders at the 2019 annual meeting held on June 5, 2019 and which authorizes the issuance of up to 500,000 shares of common stock pursuant to purchase rights granted to employees. This authorized number of shares may be increased annually on the first day of each of the Company’s fiscal years beginning in 2020 and ending on the first day of 2029, in an amount equal to the lesser of (i) 1,000,000 shares, (ii) two percent (2%) of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board. The 2019 ESPP enables eligible full-time and part-time employees to purchase shares of the Company’s common stock through payroll deductions of between 1% and 15% of eligible compensation during an offering period. A new offering period begins approximately every June 15 and December 15. At the last business day of each offering period, the accumulated contributions made during the offering period will be used to purchase shares. The purchase price is 85% of the lesser of the fair market value of the common stock on the first or the last business day of an offering period. The maximum number of shares of common stock that may be purchased by any participant during an offering period will be equal to $25,000 divided by the fair market value of the common stock on the first business day of an offering period.
As of February 28, 2022, there were 629,672 shares of common stock purchased and 2,083,085 shares of our common stock reserved and available for issuance under the 2019 ESPP.
Private Evofem Equity Incentive Plan
The Private Evofem Equity Incentive Plan was assumed by the Company in connection with the Merger and shares of Private Evofem common stock issuable pursuant to options previously granted under the Private Evofem Equity Incentive Plan became options to purchase our common stock upon completion of the Merger. No new awards may be granted under the Private Evofem Equity Incentive Plan. As of February 28, 2022, a total of 147,930 shares of our common stock were reserved for issuance upon the exercise of outstanding options under the Private Evofem Equity Incentive Plan.
2014 Employee Stock Purchase Plan
In November 2014, the Company adopted the 2014 Employee Stock Purchase Plan (the 2014 ESPP), which enables eligible employees to purchase shares of its common stock using their after-tax payroll deductions of up to 15% of their eligible compensation, subject to certain restrictions. Effective as of May 7, 2019, the 2014 ESPP was terminated by our Board and is no longer of any force or effect. There were 1,339 shares of common stock purchased under the 2014 ESPP prior to its termination.
Perquisites, Health, Welfare and Retirement Benefits
Our executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

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PROPOSAL 3	Reverse Stock Split

The Board believes that a reverse stock split is necessary to maintain the listing of our common stock on the Nasdaq Capital Market. If we are unable to maintain the listing of shares of our common stock on the Nasdaq Capital Market, trading shares of our common stock may become difficult, we may default under our debt arrangements and we may not be able to raise sufficient capital to fund our planned operations.

Recommendation The Board recommends a vote for the approval of the reverse stock split.
General
At the Annual Meeting of Stockholders, holders of our common stock and Series C Preferred Stock are being asked to approve the proposal that our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), be amended to effect (a) a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock at a ratio of between 1-for-[x] and 1-for-[x], such number consisting of only whole shares, into one (1) share of common stock) [and (b) a reduction in the number of authorized shares of our common stock from 500,000,000 shares to [_____] shares]. If approved by the stockholders, the reverse stock split would become effective at a time, and at a ratio, to be designated by the Board. The Board may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the continued listing requirements of The Nasdaq Capital Market. Even if the stockholders approve the reverse stock split, we reserve the right not to effect the reverse stock split if the Board does not deem it to be in the best interests of us and our stockholders to effect the reverse stock split. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board to be in the best interests of us and our stockholders, will be effected, if at all, at a time that is not later than six months after the date of the Annual Meeting. If effected, the Amendment, as more fully described below, will effect the reverse stock split [and reduce the number of shares of common stock authorized by our Certificate of Incorporation].
The Reverse Stock Split
The Board believes that effecting the reverse stock split is necessary for the continued listing of shares of our common stock on the Nasdaq Capital Market. If we are unable to maintain the listing of shares of our common stock on the Nasdaq Capital Market, this may result in a default under our issued and outstanding debt arrangements, may cause trading in shares of our common stock to become difficult and could adversely affect our ability to raise capital when and as may be necessary to fund our planned operations.
Nasdaq Requirements for Continued Listing
The Nasdaq Capital Market imposes, among other requirements, a minimum $1.00 per share bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the Bid Price Requirement). The closing bid price for our common stock must remain at or above $1.00 per share to comply with the Bid Price Requirement for continued listing. Since July 12, 2021, the closing bid price for our common stock has been below $1.00 per share. On August 23, 2021 we received a deficiency letter from the Listing Qualifications Department (the Staff) of the Nasdaq Stock Market (Nasdaq) notifying us that, for the preceding 30 consecutive trading days, the closing bid price for shares of our common stock was below $1.00 per share and, accordingly, we no longer satisfied the Bid Price Requirement. We did not evidence compliance with the Bid Price Requirement by that date and, as a result, the Staff notified us that our securities were subject to delisting unless we timely requested a hearing before the Nasdaq Hearings Panel. The Company timely requested a hearing.
Our Existing Debt Covenants Require Listing of Shares of our Common Stock on the Nasdaq
In April 2020, we entered into a Securities Purchase and Security Agreement (the Baker Bros. Purchase Agreement) with certain institutional investors and their designated agent pursuant to which we issued and sold secured convertible promissory notes (the Baker Notes) in an aggregate principal amount of $25.0 million and warrants to purchase shares of our common stock. The Baker Notes are secured by substantially all of our assets. In October 2020, we entered into a Securities Purchase Agreement (the “Adjuvant Purchase Agreement”) pursuant to which we issued and sold to certain institutional investors unsecured convertible promissory notes (the Adjuvant Notes) in an aggregate principal amount of $25.0 million. In January 2022, we sold unsecured subordinate promissory notes (the January 2022 Notes) in an aggregate amount of $5.9 million and warrants to purchase shares of our common stock. In March 2022, we sold unsecured subordinate promissory notes (the March 2022 Notes; collectively with the Baker Notes, the Adjuvant Notes and the January 2022 Notes, the Debt Obligations). As of March 15, 2022, approximately $69.1 million in principal and accrued interest was outstanding pursuant to the Debt Obligations.

52	Evofem Biosciences, Inc. | 2022 Proxy Statement

Pursuant to the Baker Bros. Purchase Agreement, we are expressly required to maintain the listing of shares of our common stock on a Nasdaq market. A default under the Baker Bros. Purchase Agreement would also likely trigger a cross default under the other Debt Obligations. In turn, defaults under the Debt Obligations would likely accelerate our payment obligations under the Debt Obligations generally and could, for the Baker Notes, result in the obligation to pay three times the outstanding principal amount plus make whole interest. Given our current financial position, these circumstances and default obligations would adversely affect our results of operations, our ability to raise capital and may require us to cease our operations entirely. In these circumstances, the holders of our common stock may not receive any value for their shares.
Our Common Stock May Be Less Liquid and Unattractive to Certain Investors if we Fail to Maintain the Listing of our Common Stock on the Nasdaq Capital Market or if we fail to Increase the Price of our Common Stock.
If we fail to maintain the listing of our shares on the Nasdaq Capital Market, these shares would likely trade on the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In the event our common stock is delisted, broker-dealers would have certain regulatory burdens imposed upon them in connection with trading shares of our common stock on the over-the-counter market, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. In addition, shares of our common stock with such low prices, irrespective of their trading market, may not appeal to brokerage firms reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower priced stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise the capital when and as needed to fund our planned operations, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.
If the reverse stock split successfully increases the per share price of our common stock and facilitates the continued listing of our common stock on the Nasdaq Capital Market, as to which no assurance can be given, the Board believes this increase may facilitate future financings, enhance our ability to transact with our securities and increase the appetite of third parties with whom we may be negotiating for purposes of evaluating potential strategic alternatives and avoid a potential default pursuant to the terms of our issued and outstanding indebtedness. In light of the factors mentioned above, our Board approved the reverse stock split as a potential means of increasing the share price of our common stock above $1.00 per share and of maintaining the share price of our common stock above $1.00 per share in compliance with Nasdaq requirements.
Reduction in Authorized Shares
As a matter of Delaware law, the implementation of the reverse stock split does not require a reduction in the total number of authorized shares of our common stock. However, if shareholders adopt and approve the Amendment to effect the reverse stock split and the reduction in the number of authorized shares and the reverse stock split is implemented, the number of authorized shares of our common stock will be reduced from 500,000,000 shares to [_____] shares. The Board believes that this non-proportional decrease is advisable because a reduction in the number of our authorized shares of common stock is expected to lower the franchise tax due to the State of Delaware, which is the state in which we are incorporated, and yet also increases the number of shares of our common stock available for future financings and strategic transaction following the reverse stock split.
Current Capital Structure
As of March 15, 2022 and without giving effect to any reverse stock split, we had 505,000,000 authorized shares, with 500,000,000 shares designated as common stock, $0.0001 par value per share, of which 172,038,111 shares were issued and outstanding, 500,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000,000 have been designated as Series A Preferred Stock, none of which are currently outstanding, 5,000 shares of Series B-1 Preferred Stock, none of which are currently outstanding, and 5,000 shares of Series B-2 Preferred Stock, of which 4,900 shares are outstanding. Of the remaining 327,961,889 authorized shares of common stock, 12,500,000 shares are reserved for issuance upon full conversion of the Series B-2 Convertible Preferred Stock (in accordance with the terms of the Series B-2 Preferred Stock and without regard to any conversion limitations), 73,322,463 shares are reserved for issuance upon the conversion of outstanding convertible notes (including notes issued in connection with the Debt Obligations and without any adjustment in conversion price as described below), 98,341,397 shares are reserved for issuance upon the exercise of outstanding warrants, 13,471,538 shares are reserved for issuance upon the exercise of issued and outstanding equity awards, 3,290,018 shares are reserved for future issuance under our equity incentive plans and 2,083,085 shares are reserved for issuance under our Employee Stock Purchase Plan. Depending on the terms of future financings, we may be required to reserve additional shares of common stock for issuance upon conversion of our issued and outstanding convertible promissory notes and our Series B-2 Convertible Preferred Stock. The proposed amendment would not increase or otherwise affect our authorized preferred stock, nor would it have any effect on par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.

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Conversion Price Adjustments and Additional Issuances
The terms of the Baker Bros. Purchase Agreement and Adjuvant Purchase Agreement require us to achieve $100 million in cumulative net sales of our approved contraceptive product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel, by no later than June 30, 2022. The conversion price for shares of common stock issuable pursuant to the conversion of the Baker Promissory Notes and Adjuvant Promissory Notes is currently $0.42 per share and $3.65 per share, respectively. In November 2021, Baker Bros. agreed, subject to our completion of certain qualified financings resulting in gross proceeds to the Company of at least $50 million, to extend the deadline for this revenue covenant from June 30, 2022 to June 30, 2023 in exchange for amending the conversion price of the Baker Notes to be the lesser of $2.44 per share and 115% of the lowest price per share issued in these qualified financings or financing. We also agreed to provide the holders of the Baker Notes additional warrant coverage in connection with certain financings completed upon or prior to the completion of the qualified financing or financings. We may seek to enter into a similar amendment with the holders of the Adjuvant Notes. Depending on the terms of these financings, we may need to reserve a significantly increased number of shares for issuance to the holders of the Baker Notes and Adjuvant Notes. In addition, the number of shares of common stock issuable upon conversion of shares of our Series B-2 Convertible Preferred Stock may also increase in the event of certain dilutive issuances occurring on or prior to April 2022 as further described in the Certificate of Rights, Preferences and Privileges of the Series B-2 Convertible Preferred Stock.
So, even without taking into account any future adjustment of these conversion prices and as of March 15, 2022, only 124,953,388 shares of our authorized common stock are unreserved and available for future issuance. The last closing price of our common stock as reported by the Nasdaq Capital Market on March 15, 2022 was $0.37 per share, such that at this price per share, we have only $46.2 million in value of common stock available for future financings, which is not enough to fund our planned operations. We will need additional funding to sustain our planned operations through the expected date on which we announce top line data from our Phase 3 trial of EVO100 for the prevention of chlamydia and gonorrhea in women. Importantly, this limited number of unreserved shares of common stock available for future issuance in combination with the low price of our common stock will likely adversely affect our ability to raise the $50 million in gross proceeds needed to amend the $100 million revenue covenant included in the Baker Notes and Adjuvant Notes.
While it is possible that we may be able to pursue and complete capital raising transactions that do not require the issuance of additional shares of our common stock, we may find it more difficult to obtain financing to fund our ongoing operations, and any financing we are able to obtain may not be on as favorable terms to us as would a financing with the use of our common stock. In addition, covenants in our outstanding Debt Obligations limit our ability to raise capital through the issuance of debt securities. If we are unable to raise capital when and as needed to fund our planned operations, we may be required to curtail or cease our operations entirely and to proceed with a liquidation of the Company. In the event of a liquidation of the Company, the holders of our common stock may not receive any value for their shares in a liquidation.
As a result, the Board believes it is vital to our best interests to have sufficient additional authorized but unissued shares of common stock available to provide flexibility for corporate action in the future. The Board believes that the availability of additional authorized shares of common stock for issuance following the Amendment is critical both to our ability to continue our operations in the near-term as well as to our long-term success and, therefore, is in the best interests of our company and our stockholders.
Delaware Franchise Tax Considerations
The State of Delaware imposes a franchise tax on corporations that are incorporated under the laws of that state, and the franchise tax is calculated taking into account a corporation’s number of authorized shares of common stock. We expect that the amount of this tax will be less if we reduce the number of our authorized shares of common stock as described in this proposal. We believe that having [_____] authorized shares of common stock will give us sufficient flexibility for corporate purposes for the foreseeable future while enabling us to materially reduce our Delaware franchise tax.
Certain Risks of the Reverse Stock Split
There are risks associated with the reverse stock split and share reduction, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;
•the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
•our ability to conduct future financings or strategic transactions will be enhanced; and
•the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market.
The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

54	Evofem Biosciences, Inc. | 2022 Proxy Statement

Principal Effects of the Reverse Stock Split and Reduction in Authorized Shares
If the stockholders approve the proposal to authorize the Board to implement the reverse stock split and the Board implements the reverse stock split, we will amend our Certificate of Incorporation by striking out the first paragraph of the section titled “Capital Stock” of Article IV in their entirety and by substituting in lieu thereof the following three paragraphs:
The total number of shares of all classes of stock which the Corporation shall have authority to issue is [_____] shares, consisting of (a) [_____] shares of Common Stock, $0.0001 par value per share (the Common Stock) and (b) 500,000,000 shares of Preferred Stock, $0.0001 par value per share (the Preferred Stock).
Upon effectiveness of this Certificate of Amendment (the Effective Time), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [_] shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the reclassification shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. Notwithstanding the foregoing, the Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.
Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a cash payment in lieu of a fractional share of Common Stock).”
The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock, and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that cash payments are made in lieu of fractional shares. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. Following the reverse stock split, our common stock will continue to be listed on The Nasdaq Capital Market, under the symbol “EVFM,” although it would receive a new CUSIP number.
By approving this Amendment, stockholders will approve the combination of any whole number of shares of common stock between and including [___ (x) and ____ (x)] into one (1) share. The Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board to be in the best interests of the Company and its stockholders. The Board will not implement any amendment providing for a different split ratio.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the Amendment is approved by our stockholders, and if at such time the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented within the range of ratios approved by the stockholders. We will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate effective time for the reverse stock split. The Board may delay effecting the reverse stock split, if at all, until a time that is not later than six months from the date of the Annual Meeting, without re-soliciting stockholder approval. The reverse stock split will become effective on the date of filing of the Amendment with the Secretary of State of the State of Delaware. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Book-Entry Shares
If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form.

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Certificated Shares
As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
No fractional shares will be issued in connection with the reverse stock split. Stockholders of record on the effective date of the split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will in lieu of a fractional share, be entitled upon surrender to the exchange agent of certificates representing such pre-split shares, if any, to receive payment in cash in lieu of any such resulting fractional shares of common stock as the post-reverse split amounts of common stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of common stock will be calculated by multiplying such fractional interest in one share of common stock by the closing trading price of our common stock on the trading day immediately preceding the effective date of the reverse stock split, and rounded to the nearest cent.
Accounting Matters
The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be increased because there will be fewer weighted average shares of common stock outstanding. Prior periods’ common stock and additional paid-in capital balances and net loss per share amounts will be restated to reflect the reverse stock split.
Effect on Par Value
The Amendment will not affect the par value of our common stock, which will remain at $0.0001 per share.
No Going Private Transaction
Notwithstanding the anticipated decrease in the number of outstanding shares following the proposed reverse stock split, if effected, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.
Potential Anti-Takeover Effect
Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.
No Dissenters’ Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

56	Evofem Biosciences, Inc. | 2022 Proxy Statement

Material United States Federal Income Tax Consequences of the Reverse Stock Split
The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.
The following discussion describes the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of our capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), Treasury Regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service (IRS), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. The following discussion is for information purposes only and is not intended as tax or legal advice.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for United States federal income tax purposes:
(i)an individual citizen or resident of the United States;
(ii)a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state or the District of Columbia;
(iii)an estate with income subject to United States federal income tax regardless of its source; or
(iv)a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
This discussion assumes that a U.S. holder holds our capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under United States federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or stockholders holding their shares of our capital stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a stockholder, the tax treatment of a partner in the partnership or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.
Tax Consequences of the Reverse Stock Split Generally
We believe that the reverse stock split should qualify as a “recapitalization” under Section 368(a)(1)(E) of the Code. Accordingly:
•A U.S. holder will not recognize any gain or loss as a result of the reverse stock split.
•A U.S. holder’s aggregate tax basis in his, her or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor.
•A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.
Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock who acquired their shares on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares among their post-reverse stock split shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should be treated as having received the fractional share pursuant to the reverse stock split and then as having transferred to the Company that fractional share in exchange for cash. As a result, a U.S. Holder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in our common stock allocable to such fractional share, unless the receipt of cash is treated as having the effect of a distribution of a dividend, in which case the cash received will be treated as dividend income to the extent of the Company’s current accumulated earnings and profits as calculated for U.S. federal income tax purposes. Stockholders are urged to consult their tax advisors to determine whether receipt of cash has the effect of a distribution of a dividend. Any capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year as of effective date of the reverse stock split. The deductibility of capital losses is subject to limitation.

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THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.
Reservation of Right to Abandon Reverse Stock Split
We reserve the right to not file the Amendment and to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Amendment, even if the authority to effect these amendments is approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.
Vote Required and Board’s Recommendation
The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of common stock and Series C Preferred Stock, voting together as a single class, having voting power outstanding on the Record Date is required to approve the Amendment to effect (a) a reverse stock split of our common stock, and (b) a reduction in the number of authorized shares. The holders of common stock have the right to cast one vote per share of common stock on this proposal. The holders of Series C Preferred Stock have the right to cast [_____] votes per share of Series C Preferred Stock on this proposal, provided, that such votes must be counted by the Company in the same proportion as the aggregate shares of common stock voted on this proposal. As an example, if the holders of 50.5% of the outstanding common stock are voted at the meeting in favor of this proposal, the Company can count 50.5% of the votes cast by the holders of the Preferred Stock as votes in favor of this proposal.

THE BOARD RECOMMENDS A VOTE TO AUTHORIZE THE BOARD IN ITS DISCRETION TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT (A) A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN [x} AND [x}, SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), AND (B) A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 500,000,000 TO [___]. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

58	Evofem Biosciences, Inc. | 2022 Proxy Statement

Audit Matters

PROPOSAL 4	Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. The Board proposes that the stockholders ratify this appointment.
In deciding to appoint Deloitte & Touche LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Recommendation
The Board recommends a vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

Independent Registered Public Accounting Firm’s Fees
The following table shows the fees billed by Deloitte & Touche LLP for the audit of our annual financial statements for the last two fiscal years and for other services rendered by Deloitte & Touche LLP to the Company during our last two fiscal years.

	Fiscal Year 2021	Fiscal Year 2020
Audit Fees(1)	$857,675	$841,453
Audit-Related Fees	—	—
Tax Fees(2)	76,602	157,785
All Other Fees(3)	1,895	1,895
Total	$936,172	$1,001,133
(1)Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, the review of the Company’s quarterly financial statements, professional services in connection with the Company’s registration statements on Form S-3 and S-8 and comfort letters, and audit services provided in connection with other regulatory filings.
(2)Tax fees represent fees and out-of-pocket expenses for professional services for tax compliance, tax advice or tax return preparations.
(3)All Other Fees represent annual licensing fees for an accounting database subscription.
Pre-Approval Policies and Procedures
The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee. All audit services for 2021 were pre-approved by the Audit Committee.
In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

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Report of Audit Committee
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.evofem.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of independent registered public accountants. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2021, the Audit Committee took the following actions:
•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2021;
•Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301-Communications with Audit Committees; and
•Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP communications with the Audit Committee and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Members of the Evofem Biosciences, Inc. Audit Committee
Colin Rutherford, Chair
Kim P. Kamdar, Ph.D.
Tony O’Brien

60	Evofem Biosciences, Inc. | 2022 Proxy Statement

Other Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information concerning the ownership of our common stock as of February 28, 2022, by (i) those persons who are known to us to be the beneficial owner(s) of more than five percent of our common stock, (ii) each of our directors and named executive officers and (iii) all of our directors and named executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In the cases of holders who are not directors, director nominees, and named executive officers, Schedules 13G or 13D filed with the SEC (and, consequently, ownership reflected here) often reflect holdings as of a date prior to February 28, 2022. Under such rules, beneficial ownership generally includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after February 28, 2022, through the exercise of stock options, warrants or other rights. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted, the address of the persons in the table below is that of the Company.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders
CVI Investments, Inc.(1) Heights Capital Management, Inc., investment manager 101 California Street, Suite 3250 San Francisco, California 94111	10,000,000	6.0%
Directors and Named Executive Officers
Gillian Greer, Ph.D.(2)	137,566	*
Kim Kamdar, Ph.D.(3)	159,790	*
Tony O’Brien(4)	145,706	*
Lisa Rarick, M.D.(5)	114,416	*
Colin Rutherford(6)	158,886	*
Saundra Pelletier(7)	3,359,839	2.0%
Justin J. File(8)	1,486,303	*
Alex Fitzpatrick(9)	1,124,394	*
Directors and executive officers as a group (8 Persons)(10)	6,686,900	3.9%
*    Includes beneficial ownership of less than 1% of the outstanding shares of Evofem’s common stock.
(1)The number of shares reported as beneficially owned consists of shares issuable upon the exercise of warrants to purchase shares of Evofem’s common stock.
(2)Consists of 137,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.
(3)Consists of (i) 19,287 shares of common stock held by Dr. Kamdar and (ii) 140,503 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.
(4)Consists of (i) 8,140 shares of common stock held by Mr. O'Brien and (ii) 137,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.
(5)Consists of (i) 10,250 shares of common stock held by Dr. Rarick and (ii) 104,166 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.
(6)Consists of 158,886 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.
(7)Consists of (i) 1,435,837 shares of common stock held by Ms. Pelletier and (ii) 1,924,002 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.
(8)Consists of (i) 810,982 shares of common stock held by Mr. File and (ii) 675,321 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.

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Other Information
(9)Consists of (i) 516,422 shares of common stock held by Mr. Fitzpatrick and (ii) 607,972 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 28, 2022.
(10)Consists of 2,800,918 shares of common stock held by our current executive officers and directors and (ii) 3,885,982 shares of common stock that may be acquired by our current executive officers and directors pursuant to the exercise of stock options within 60 days after February 28, 2022.
Equity Compensation Plan Information
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of
December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Awards (a)	Weighted Average Exercise Price of Outstanding Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by Stockholders(1)	10,545,173	$4.41	4,534,842
Equity compensation plans not approved by Stockholders(3)	440,615	$4.16	794,737
Total	10,985,788		5,329,579
(1)Includes our 2007 Plan and the Amended and Restated 2014 Plan. This table does not include the number of shares issuable upon exercise of issued and outstanding awards under the Private Evofem Equity Incentive Plan. No new awards may be issued under the Private Evofem Equity Incentive Plan. As of December 31, 2021, a total of 147,930 shares of our common stock were reserved for issuance upon the exercise of outstanding options under the Private Evofem Equity Incentive Plan with a weighted average exercise price of $57.59 per share.
(2)As of December 31, 2021, an aggregate of 2,701,757 shares of common stock were available for grant under the Amended and Restated 2014 Plan and an aggregate of 1,833,085 shares were available for issuance under the 2019 ESPP. The Amended and Restated 2014 Plan contains a provision for an automatic increase to the number of shares available for grant each January 1st until and including January 1, 2024, subject to certain limitations, by a number of shares equal to the lesser of 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares set by our Board. The 2019 ESPP contains a provision for an automatic increase to the number of shares available for issuance under the 2019 ESPP each January 1st and including January 1, 2024, subject to certain limitations, by a number of shares equal to the lesser of 1,000,000 shares or 2% of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares set by our Board.
(3)Includes the 2018 Inducement Equity Incentive Plan. See Item 10, “Directors, Executive Officers, and Corporate Governance” of our Annual Report for a narrative description of the 2018 Inducement Equity Incentive Plan.
Related Person Transactions
Company Policy Regarding Related Party Transactions
Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the Audit Committee has the authority to ratify a related party transaction at the next Audit Committee meeting. For purposes of our Audit Committee charter, a material interest is deemed to be any consideration received by such a party in excess of the lesser of $120,000 per year or 1% of the average of our total assets for the last two completed fiscal years.
In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, all information that our committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by our committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of our committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in respect of any transaction in which the expected amount is less than $500,000.

62	Evofem Biosciences, Inc. | 2022 Proxy Statement

Other Information
The Audit Committee or its chairperson, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as our committee or the Chairperson determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the Audit Committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the Audit Committee will be required to provide all material information concerning the related party transaction to the Audit Committee.
Except as otherwise set forth below, during the years ended December 31, 2021, 2020 and 2019 and to date there were no transactions to which we will be a party, nor are there any currently proposed transactions to which we will be a party, in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 per year or 1% of the average of our total assets for the last two completed fiscal years; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Merger and Concurrent Financing
On January 17, 2018, we completed a business combination (the Merger) in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., our wholly owned subsidiary (Merger Sub), and Private Evofem, pursuant to which the Merger Sub merged with and into Private Evofem, with Private Evofem surviving as our wholly owned subsidiary.
In connection with the Merger, we issued shares of our common stock to certain investors in Private Evofem, including funds affiliated with Invesco Ltd., at a purchase price of $12.389355 per share in the financing. In addition, we issued shares of our common stock and, with respect to discretionary investment funds, managed by Woodford Investment Management (WIM) as discretionary investment manager, the Post-Merger Warrants. Upon the closing of the Merger, the funds affiliated with Invesco Ltd. and the discretionary investment funds, managed by WIM as discretionary investment manager each beneficially owned more than 10% of our issued and outstanding capital stock. The issuances to funds affiliated with Invesco Ltd. and to discretionary investment funds managed by WIM as discretionary investment manager in connection with the Merger and Financing are reflected below:

Name	Shares of Common Stock Issued in the Financing	Shares of Common Stock Issued in Connection with the Merger	Warrants to Purchase Shares of Common Stock Issued in Connection with the Merger (1)
Omnis Income & Growth Fund a sub-fund of Omnis Portfolio Investments ICVC	None.	171,975	50,000
Woodford Patient Capital Trust Plc	None.	1,672,611	475,000
LF Woodford Equity Income Fund, a sub fund of LF Woodford Investment Fund	None.	5,620,952	1,475,000
Invesco Perp High Income	375,000	3,144,366	None.
Invesco Perp Income	1,239,289	2,278,843	None.
(1) With the exception of the warrant issued to Woodford Patient Capital Trust Plc, the warrants listed in this column were fully exercised as of February 8, 2019 as described in the “Reload Warrant Transaction” Section below.

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Other Information
2019 Private Placement
During the second quarter of 2019, we issued an aggregate of 17,777,779 shares of common stock in connection with a private placement at the offering price of $4.50 per share and common warrants to purchase 4,444,446 shares of common stock at an exercise price of $6.38 per shares (the Private Placement).
Certain of our existing stockholders purchased an aggregate of 4,444,445 shares of our common stock in the Private Placement (including one unit share associated with the common warrants issued to Woodford Patient Capital Trust Plc). The table below sets forth the aggregate number of common shares and common warrants issued to our holders of more than 10% of our capital stock, or an affiliate or immediate family member thereof, at the time of the transaction:

Name	Shares of Common Stock Issued in the Private Placement	Common Warrants to Purchase Shares of Common Stock Issued in The Private Placement
PDL BioPharma, Inc.	13,333,334	3,333,334
Woodford Patient Capital Trust Plc	2,222,223	555,556
Invesco Perpetual High Income Fund	2,222,222	555,556
Total	17,777,779	4,444,446
Consulting Agreements
Effective April 1, 2019, the Company entered into a two-year consulting agreement (the 2019 Consulting Agreement) with Thomas Lynch, the former chair of the Company’s Board. The 2019 Consulting Agreement provided for (i) annual compensation of $0.4 million, including $0.1 million related to Mr. Lynch’s board services, (ii) an annual grant of 150,000 RSUs, which will vest quarterly over one year from April 1, 2019 and (iii) an annual bonus of up to 100% of Mr. Lynch’s annual consulting fees based upon the achievement of the Company’s corporate goals and objectives as determined by and subject to approval of the Board. The 2019 Consulting Agreement terminated on April 1, 2020 upon the death of Mr. Lynch.
There were no consulting fees incurred under the 2019 Consulting Agreement for the year ended December 31, 2021, and the consulting fees were approximately $0.1 million and $0.6 million for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2021, there was no additional accrued compensation owed to Mr. Lynch or his estate.
Transactions with WCGI and Related Entities
From 2009 to 2016, Ms. Saundra Pelletier was the founding CEO of WomanCare Global International (WCGI). In February 2013, Private Evofem and WCGI formed an alliance (the WCGI Alliance) and Ms. Pelletier also became Private Evofem’s CEO. Concurrent with the forming of the WCGI Alliance, Private Evofem and WCGI entered into (i) a service agreement to which the companies shared resources and employees and (ii) a three-year grant agreement under which the Private Evofem provided funding to WCGI.
From 2011 to 2017, Ms. Pelletier served as a director of the board of WomanCare Global Trading (WCGT), a WCGI subsidiary. Effective February 2015, Private Evofem and WCGT entered into a sublease for office space, which was terminated and reassigned to WCG Cares effective April 1, 2018, and (ii) in October 2015, (a) Private Evofem, through its wholly-owned subsidiaries, entered into two sublicense agreements whereby Private Evofem was responsible for paying $5.0 million in annual sublicense fees, net of amounts paid under the grant agreement during 2015, to WomanCare Global Trading CIC (WCGCIC), also a WCGI affiliate, and (b) the service and grant agreements were cancelled.
Effective January 2016, Private Evofem and WCGI entered into a shared-services agreement (SSA), which replaced the prior service agreement. Under the terms of the SSA, Private Evofem and WCGI cross charged the other company’s services provided by each entity on behalf of the other. The SSA also allowed for netting of due to and due from shared-services fees. In July 2019, the SSA was terminated. For the years ended December 31, 2021 and 2020, there were no services provided under the SSA on behalf of WCGI. For the year ended December 31, 2019, services provided were immaterial. As of December 31, 2021 and 2020, there were no net shared-services due to the Company. As of December 31, 2019, net shared-services due to the Company was minimal. As of and for the years ended December 31, 2021, 2020 and 2019, there were no receivables, payables, payments or expenses related to the Company’s transactions with WCGI related entities.

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Other Information
Transactions with WCG Cares
In 2013, WCG Cares, a 501(c)(3) nonprofit organization, was incorporated under the laws of the State of California. Its primary purpose is to directly engage in and/or fund the development and implementation of programs that promote reproductive health, education, research and increased access to high-quality, innovative and affordable reproductive health care and health care products around the world. Ms. Pelletier served as the CEO and President of WCG Cares from 2013 to November 2017. She became a member of its board of directors from November 2017 to March 1, 2020, and served as chair of its board of directors from November 2017 to May 2018. Additionally, Mr. Justin J. File served as WCG Cares’ Chief Financial Officer from November 2017 to May 2018. See shared-services agreement discussion below.
In March 2018, the Company and WCG Cares entered into a shared-services agreement (the Cares Shared Services Agreement). Under the terms of the Cares Shared Services Agreement, the Company and WCG Cares cross charged services provided by each entity (or its subsidiaries) on behalf of the other. The Cares Shared Services Agreement also allowed for netting of due to and due from shared-services fees In July 2019, the Company provided a notice of termination to WCG Cares to terminate the Cares Shared Services Agreement effective September 2019. For the years ended December 31, 2021 and 2020, there were no services provided under the Cares Shared Services on behalf of WCG Cares. For the year ended December 31, 2019, services provided under the Cares Shared Services on behalf of WCG Cares were immaterial. As of December 31, 2021 and 2020, there were no net shared-services due to the Company. As of December 31, 2019, net shared- services due to the Company was minimal.
The following table summarizes payments and expenses related to the Company’s transactions with WCG Cares as of and for the years ended December 31, 2021, 2020 and 2019 (in thousands).

	2021	2020	2019
Receivables	$—	$—	$—
Payables	$—	$—	$—
Payments	$—	$—	$1,000
Expenses	$—	$—	$—
Transactions with Women Deliver
Women Deliver is a tax-exempt charitable organization under Section 501(c)(3) of the Internal Revenue Code. Its mission is to drive progress for gender equality, particularly in maternal, sexual, and reproductive health and rights globally through advocacy and Women Deliver programs. Ms. Pelletier became a director of the Board in January 2013 and served as chair of the Board from May 2017 to July 2018. In July 2018, the Company and Women Deliver entered into a Corporate Sponsorship Agreement, under which the Company desired to become a corporate sponsor of the Women Deliver 2019 Conference and to provide financial support for Women Deliver programs. The Company agreed to pay $0.2 million to Women Deliver no later than January 31, 2019. In February 2019, the Company received a letter from Women Deliver, under which both parties mutually agreed to release the Company’s sponsorship on this outstanding payment and to terminate the Corporate Sponsor Agreement. Following this release, there have been no further obligations between the parties.
Private Evofem Series D Preferred Stock Financings
Upon completion of the Merger, Private Evofem’s Series D warrant rights issued in connection with the issuance of shares of Private Evofem Series D Preferred Stock in July 2016 were assumed by Neothetics, and exchanged for an aggregate of three shares of the Company’s common stock and warrants to purchase up to 2,000,000 shares of the Company’s common stock (WIM Warrants). The three shares issued in connection with the WIM Warrants were not, by their terms, able to be separately transferred from the WIM Warrants. The WIM Warrants became exercisable on January 17, 2019 and shall remain exercisable until the earlier of January 17, 2022 or immediately prior to the completion of an acceleration event, as defined, and had an exercise price of $8.35 per share. On February 5, 2019, the Company entered into a repricing letter agreement with WIM. Upon execution of the repricing letter, investment funds managed by WIM exercised their WIM Warrants to purchase an aggregate 1,525,000 shares of common stock at a reduced exercise price of $2.64 per share. On June 10, 2019, upon the Second Closing of the Private Placement as discussed at Note 10- 2019 Private Placement to our Consolidated Financial Statements included in our Annual Report for the fiscal year ended December 31, 2020, the remaining WIM Warrants to purchase up to 475,000 shares of common stock were cancelled.

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Other Information
Reload Warrant Transaction
On February 5, 2019, we entered into letter agreements (the Letter Agreements) with holders of issued and outstanding warrants. These holders consisted of funds, managed by WIM as discretionary investment manager and entities affiliated with Invesco Ltd. (collectively, the Warrant Holders), pursuant to which we offered the Warrant Holders the opportunity to exercise previously issued and outstanding warrants to purchase common stock for cash at a reduced exercise price of $2.64 per share. In addition, on February 8, 2019, we issued common stock warrants (the Reload Warrants) to the Warrant Holders which are exercisable for the number of shares of common stock equal to fifty percent of the shares of common stock issued upon exercise of the previously issued and outstanding warrants in the Letter Agreements which equals an aggregate total of 1,188,029 shares of common stock. The Reload Warrants had an exercise price of $5.20 per share, subject to adjustment for splits and recapitalization as set forth in the Reload Warrants. The Reload Warrants were exercisable at all times beginning on the earlier of the six-month anniversary of their respective issuance dates or the date of approval of the issuance of the Reload Warrants and the shares of common stock issuable upon exercise of the Reload Warrants by our stockholders. The terms of the Reload Warrants also provided for customary resale registration rights (see our registration statement on Form S-3, filed with the SEC on March 11, 2019).
On June 10, 2019, upon the Second Closing of the Private Placement, all the Reload Warrants were cancelled.
Securities Purchase Agreement and Private Placement
2019 Private Placement
On April 10, 2019, we entered into a Securities Purchase Agreement (the Securities Purchase Agreement) with PDL BioPharma, Inc. (PDL), funds discretionally managed by Invesco Ltd. (Invesco) and funds managed by WIM (WIM; collectively with Invesco and PDL, the Purchasers), pursuant to which the Company will issue and sell an aggregate of up to $80.0 million of the Company’s common stock and warrants to purchase shares of common stock (collectively, the Securities) in the Private Placement. The Private Placement occurred in two closings.
The first closing was completed on April 11, 2019 (the First Closing), pursuant to which we issued and sold to PDL 6,666,667 shares of our common stock and warrants to purchase up to 1,666,667 shares of common stock for an aggregate purchase price of $30 million, representing a purchase price of $4.50 per share of common stock. The warrants have an exercise price of $6.38 per share.
The second closing was completed on June 10, 2019 (the Second Closing), pursuant to which we issued and sold to the Purchasers 11,111,111 additional shares of common stock and warrants to purchase up to an additional 2,777,779 shares of common stock for an aggregate purchase price of $50 million. The purchase price per share and warrant exercise price per share for securities sold in the Second Closing were the same as those sold in the First Closing. Upon completion of the First Closing and the Second Closing, we received net proceeds of approximately $28.2 million and $47.2 million, net of $1.8 million and $2.8 million advisory fees, respectively. We used these net proceeds for clinical research and development purposes, including resubmission of our Phexxi New Drug Application to the FDA and pre-commercialization activities, and for general corporate purposes.
Baker Bros. Notes
On April 23, 2020, the Company entered into the Baker Bros. Purchase Agreement with certain affiliates of Baker Bros. Advisors LP, as purchasers (the Baker Purchasers), and Baker Bros. Advisors LP, as designated agent, pursuant to which the Company agreed to issue and sell to the Baker Purchasers (i) convertible senior secured promissory notes (the Baker Notes) in an aggregate principal amount of up to $25.0 million and (ii) warrants to purchase shares of common stock (the Baker Warrants) in a private placement.
At the initial closing date of April 24, 2020 (the Baker Initial Closing), the Company issued and sold Baker Notes with an aggregate principal amount of $15.0 million and Baker Warrants exercisable for 3,073,770 shares of common stock.
Following the Baker Initial Closing, the Baker Purchasers had an option to purchase from the Company up to $10.0 million of Baker Notes (the Baker Purchase Rights) at the Baker Purchasers’ discretion at any time prior to the Company receiving at least $100.0 million in aggregate gross proceeds from one or more sales of equity securities.
On June 5, 2020 (the Exercise Date), the Baker Purchasers exercised the Baker Purchase Rights. At the second closing date of June 9, 2020, the Baker Purchasers acquired the remaining Baker Notes with an aggregate principal amount of $10.0 million and Baker Warrants exercisable for 2,049,180 shares of common stock. With the completion of the underwritten public offering in June 2020 as further discussed in Note 10- Stockholders’ Equity (Deficit) to our Consolidated Financial Statements included in our Annual Report, the exercise price of the Baker Warrants is $2.44. The Baker Warrants have a five-year term with a cashless exercise provision and are immediately exercisable at any time from their respective issuance date.

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Other Information
On November 20, 2021, the Company entered into the first amendment to the Baker Bros. Purchase Agreement (the Baker Amendment), in which each Baker Purchaser shall have the right to convert all or any portion of the Baker Notes into Common Stock at a conversion price equal to the lesser of (a) $2.44 and (b) 115% of the lowest price per share of common stock (or, as applicable with respect to any equity securities convertible into common stock, 115% of the applicable conversion price) sold in one or more equity security financing until the Company has met the qualified financing threshold (Financing Threshold) defined as one or more equity financings resulting in aggregate gross proceeds to the Company of at least $50 million.
The Baker Amendment also extends the affirmative covenant to achieve $100.0 million in cumulative net sales of Phexxi by June 30, 2022 to June 30, 2023, which will be effective upon the Company's achievement of the Financing Threshold. Additionally per the Baker Amendment, if in any financing closing on or prior to the date the Company has met the Financing Threshold, the Company shall issue warrants to purchase capital stock of the Company (or other similar consideration), to the Baker Purchasers of an equivalent coverage of warrants (or other similar consideration) on the same terms as if the Baker Purchasers participated in the financing in an amount equal to the then outstanding principal of Baker Notes held by the Baker Purchasers.
Adjuvant Notes
On October 14, 2020, the Company entered into the Adjuvant Purchase Agreement with Adjuvant Global Health Technology Fund, L.P., pursuant to which the Company sold unsecured convertible promissory notes in aggregate principal amount of $25.0 million.
Indemnification Arrangements
We entered into indemnification agreements with each of our officers and directors and purchased directors’ and officers’ liability insurance. Our indemnification agreements and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.
Employment Arrangements
We entered into employment arrangements with our named executive officers as is further described under “Current Employment Agreements” above.
Other Matters
The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein. No director, executive officer or nominee for director, nor any associate of any of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting (except for the election of directors proposal).
Stockholder Proposals and Nominations for Director
In nominating candidates for election as a director, the Nominating and Corporate Governance Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of our common stock for over one year and who satisfies the notice, information and consent provisions set forth in our amended and restated bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, CA 92130. Our amended and restated bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. Our amended and restated bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to our Corporate Secretary at our corporate offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day, prior to the anniversary of the previous year’s annual meeting of stockholders. However, our amended and restated bylaws also provide that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the preceding year’s annual meeting, notice must be received no earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our amended and restated bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.
A copy of the full text of the provisions of our amended and restated bylaws dealing with stockholder nominations and proposals is available to stockholders from our Corporate Secretary upon written request. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

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Important Information About the Annual Meeting and Voting
Why is the Company Soliciting My Proxy?
The Board is soliciting your proxy to vote at the 2022 annual meeting of stockholders of the Company to be held at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room, on Wednesday, May 4, 2022 at 8:00 a.m. Pacific Daylight Time and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders (the Notice) summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the Annual Report) because you owned shares of the Company’s common stock and/or our Series C Preferred Stock on the record date March 28, 2022. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about March 30, 2022.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Who Can Vote?
Only stockholders who owned our common stock and/or our Series C Preferred Stock at the close of business on March 28, 2022 are entitled to vote at the Annual Meeting. On this record date, there were [XXX] shares of our common stock outstanding and entitled to vote and [XXX] shares of our Series C Preferred Stock entitled to vote.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote on each proposal properly brought before the meeting. Each share of Series C Preferred Stock is entitled to [XXX] votes on Proposal 3, however, the Series C Preferred Stock shall not be entitled to vote on any other proposal or matter brought before the meeting.

How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Philadelphia Stock Transfer, Inc., or you have stock certificates registered in your name, you may vote:
•By Internet (www.proxyvote.com). Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card and 12-digit control number(s) in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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•By telephone (1-800-690-6903). Use a touch-tone phone to transmit your voting instructions. Have your proxy card and 12-digit control number(s) in hand when you call and then follow the instructions.
•By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card.
•In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, May 3, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
How Does the Board Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:
•“FOR” the election of the three nominees for director;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
•"FOR" the amendment of the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock at a ratio of between 1-for-[x] and 1-for-[x] and to reduce the number of authorized shares of common stock from 500,000,000 shares to [XXX] shares; and
•“FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2022.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at or would be brought before the Annual Meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•if you received a proxy card, by signing a proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above; or
•by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.
Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock and/or our Series C Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares does not have the authority to vote your unvoted shares on certain of the proposals set forth in this proxy statement without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you.

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What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. These broker non-votes will have no effect on the results of this vote.

Proposal 2: Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers
The affirmative vote of a majority of the votes cast either affirmatively or negatively, at a meeting at which a quorum is present, is required to approve this non-binding advisory proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the approval of the non-binding advisory vote to approve the compensation of our named executive officers.

Proposal 3: Reverse Stock Split
The affirmative vote of a majority of the combined voting power of the outstanding shares of common stock and Series C Preferred Stock, voting together as a single class as of the record date is required to approve this proposal. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against this proposal. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote “against” this proposal.

Proposal 4: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the total votes cast on the proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022, the Audit Committee of our Board will reconsider its selection.

Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
We have engaged Kingsdale Shareholder Services, U.S. LLC to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. For those services we will pay Kingsdale Shareholder Services, U.S. LLC approximately $10,000 plus expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. Holders of Series C Preferred Stock will not be counted for purposes of determining if a quorum is present. In accordance with our amended and restated bylaws, the chairperson of the Annual Meeting or a majority of the shares so represented may adjourn the Annual Meeting from time to time, whether or not there is such a quorum.

70	Evofem Biosciences, Inc. | 2022 Proxy Statement

Important Information About the Annual Meeting and Voting
Attending the Annual Meeting
The Annual Meeting will be held at 8:00 a.m., Pacific Daylight Time, on Wednesday, May 4, 2022, at the Company’s headquarters at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 in the 6th floor board room. You need not attend the Annual Meeting in order to vote. Due to the public health impact of the COVID-19 pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, attendees will be required to wear a self-provided mask while on the premises, and required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises.
What happens if a change to the annual meeting is necessary due to COVID-19?
We are sensitive to public health and travel risks and concerns related to COVID-19, and may announce alternative arrangements for the annual meeting, including holding the annual meeting solely by means of remote communication. If we take this step, we will announce the changes in advance by press release, posted on our website (www.evofem.com) and filed with the SEC as additional proxy materials and as otherwise required by applicable state law. A meeting held solely by remote means will have no impact on stockholders’ ability to provide their proxy by using the internet or telephone or by completing, signing, dating and mailing their proxy card as discussed above. As always, we encourage you to vote your shares prior to the annual meeting.
Householding of Annual Disclosure Documents
U.S. Securities and Exchange Commission (SEC) rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Philadelphia Stock Transfer, Inc., by calling their toll free number, 1-866-223-0448.
If you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:
•If your Company shares are registered in your own name, please contact our transfer agent, Philadelphia Stock Transfer, Inc., and inform them of your request by calling them at 1-866-223-0448 or writing them at Philadelphia Stock Transfer, Inc., 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003.
•If a broker or other nominee holds your Company shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

www.evofem.com	71

Appendix A
Preliminary Copy

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/3/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/3/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Gillian Greer, Ph.D.   02) Tony O'Brien

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Approval of, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. Approval of an amendment to the Certificate of Incorporation of Evofem Biosciences, Inc. to effect a reverse stock split of common stock at a ratio between 1-for-[x] and 1-for-[x] and to reduce the number of authorized shares of common stock from 500,000,000 shares to [________] shares.	☐	☐	☐
4. Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000547543_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 10-K Wrap are available at www.proxyvote.com

EVOFEM BIOSCIENCES, INC.
Annual Meeting of Stockholders
May 4, 2022 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alexander A. Fitzpatrick and Justin J. File, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVOFEM BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on May 4, 2022, at Evofem Biosciences, Inc.,12400 High Bluff Drive, Suite 600, San Diego, CA 92130, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000547543_2 R1.0.0.24

Continued and to be signed on reverse side